Exhibit 4.8

AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT

of

RBC COVERED BOND GUARANTOR LIMITED PARTNERSHIP

by and among

RBC COVERED BOND GP INC.

as Managing General Partner

and

6848320 CANADA INC.

as Liquidation General Partner

and

ROYAL BANK OF CANADA

as Limited Partner

and

Each Person who is admitted to the Limited Partnership as a General Partner or Limited Partner hereafter

and

COMPUTERSHARE TRUST COMPANY OF CANADA

as Bond Trustee

June 29, 2012

i

Section 6.2	Priority of Payments at any time an Asset Coverage Test Breach Notice is outstanding but no Covered Bond Guarantee Activation Event has occurred.	19
Section 6.3	Termination Payments, Indemnities and Tax Credits received in respect of the Swap Agreements, premiums received in respect of replacement Swap Agreements.	20
Section 6.4	Guarantee Priority of Payments.	21
Section 6.5	Priority of Payments when Covered Bonds Repaid.	22

ARTICLE 7 SALE OF SELECTED LOANS		22

Section 7.1	Sale of Selected Loans.	22

ARTICLE 8 MANAGEMENT OF THE PARTNERSHIP		23

Section 8.1	General Authority and Obligations of the Managing GP and the GP.	23
Section 8.2	General Powers of the Managing GP and the Liquidation GP.	24
Section 8.3	Limitation on Authority of the Managing GP and the GP.	26
Section 8.4	Meetings of the Partners.	27
Section 8.5	Title to Property.	27
Section 8.6	Discharge of Duties of the Managing GP and the Liquidation GP.	28
Section 8.7	Reimbursement.	28
Section 8.8	Commingling of Funds.	28
Section 8.9	Execution of Documents	28
Section 8.10	Delegation	28
Section 8.11	Insurance.	28
Section 8.12	Ostensible Authority.	29
Section 8.13	Decisions by Partners following the appointment of a liquidator or receiver to any Partner.	29

ARTICLE 9 REGISTERED OFFICE, BOOKS AND RECORDS AND FINANCIAL INFORMATION		29

Section 9.1	Registered Office.	29
Section 9.2	Records.	29
Section 9.3	Books of Account.	30
Section 9.4	Inspection of Record and Books of Account.	30
Section 9.5	Appointment of Guarantor LP Auditor.	30
Section 9.6	Annual Report and Income Tax Information.	30
Section 9.7	Additional Financial Information.	31
Section 9.8	Investing in Substitute Assets and Authorized Investments.	31

ARTICLE 10 NEW LIMITED PARTNERS		32

Section 10.1	Transfer.	32

ARTICLE 11 REMOVAL AND RESIGNATION OF THE MANAGING GENERAL PARTNER AND THE LIQUIDATION GENERAL PARTNER		34

Section 11.1	Assignment of Interest of Managing GP.	34
Section 11.2	Removal of Managing GP.	34
Section 11.3	Resignation of Managing GP or the Liquidation GP.	35
Section 11.4	Transfer to New Managing GP.	35
Section 11.5	Release.	35
Section 11.6	Transfer of Title to New Managing GP.	35
Section 11.7	New Managing GP.	35

ARTICLE 12 DISSOLUTION OF PARTNERSHIP		36

Section 12.1	Events of Dissolution.	36
Section 12.2	Events Not Causing Dissolution.	36
Section 12.3	Receiver.	36
Section 12.4	Liquidation of Assets and Distribution of Proceeds of Liquidation.	37
Section 12.5	Termination of Partnership.	37

ii

SCHEDULES

Schedule 1 – Additional Liquidation General Partner Representations and Warranties
Schedule 2 – Asset Coverage Test
Schedule 3 – Amortization Test
Schedule 4 – Pre-Acceleration Revenue Priority of Payments
Schedule 5 – Pre-Acceleration Principal Priority of Payments
Schedule 6 – Guarantee Priority of Payments
Schedule 7 – Priority of Payments when Covered Bonds Repaid
Schedule 8 – Method for Sale of Selected Loans

iii

AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT

THIS LIMITED PARTNERSHIP AGREEMENT (this “Agreement”) of RBC Covered Bond Guarantor Limited Partnership (the “Partnership”) was made on October 25, 2007 and most recently amended and restated as of June 29, 2012.

BY AND AMONG:

(1)	RBC Covered Bond GP Inc. (the “Managing GP” or “RBC GP”), a corporation incorporated under the laws of Canada;

(2)	6848320 Canada Inc. (the “Liquidation GP”), a corporation incorporated under the laws of Canada;

(3)	Royal Bank of Canada (the “Limited Partner” or the “Bank”), a bank named in Schedule I to the Bank Act (Canada);

(4)	Computershare Trust Company of Canada (the “Bond Trustee”), a trust company formed under the laws of Canada; and

(5)	Each Person who is admitted to the Limited Partnership as a General Partner or Limited Partner hereafter.

RECITALS:

(a)
The Managing GP, the Liquidation GP and the Limited Partner established the Partnership under the laws of the Province of Ontario pursuant to a declaration dated October 5, 2007 as amended by a declaration dated October 18, 2007;

(b)	the parties hereto entered into a Limited Partnership Agreement dated October 25, 2007, which was most recently amended and restated on March 16, 2010;

(c)	the parties hereto desire to amend and restate this Agreement in its entirety; and

(d)	the parties hereto are desirous of confirming their agreement respecting the Partnership on the terms and conditions set forth in this Agreement.

NOW THEREFORE, THIS AGREEMENT WITNESSETH this in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement (the receipt and adequacy of which are acknowledged), the parties agree as follows:

ARTICLE 1
INTERPRETATION

Section 1.1	Definitions and Construction.

The Master Definitions and Construction Agreement made between the parties to the Transaction Documents on the Programme Establishment Date and most recently amended and restated on June 29, 2012 (as the same may be amended, varied,  supplemented or amended and restated from time to time with the consent of the parties thereto) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Agreement shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in Section 2 of the Master Definitions and Construction Agreement.

ARTICLE 2
RELATIONSHIP AMONG PARTNERS

Section 2.1	Formation of Partnership.

The Managing GP, the Liquidation GP and the Limited Partner agreed to and formed a limited partnership pursuant to the laws of the Province of Ontario on October 5, 2007. The parties hereto have agreed to confirm their agreements relating to the Partnership on the terms and conditions set out in this Agreement.  The Partnership will be effective as a limited partnership from October 5, 2007, the date on which the Declaration was filed in accordance with the LP Act, and the Partnership will file any documents necessary as a result of the amendments reflected in this Agreement.

Section 2.2	Name of Partnership.

Subject to the provisions of the LP Act and the Business Names Act (Ontario) and any other applicable legislation, the name of the Partnership will be RBC Covered Bond Guarantor Limited Partnership, or such other name as the Managing GP may, with the consent of the Limited Partner, and while there are Covered Bonds outstanding, the Bond Trustee, from time to time determine in accordance with the terms of this Agreement.

Section 2.3	Business of the Partnership.

(1)
The Partners have agreed with effect from the date hereof that the sole business of the Partnership shall be to provide services to the Bank in respect of the Programme by entering into the Intercompany Loan Agreement and accepting Capital Contributions from the Partners; using the proceeds from the Intercompany Loan and Capital Contributions (i) to purchase the Initial Covered Bond Portfolio consisting of Loans and their Related Security from the Seller in accordance with the terms of the Mortgage Sale Agreement and additional Covered Bond Portfolios of New Loans and their Related Security pursuant to the terms of the Mortgage Sale Agreement; and/or (ii) to invest in Substitute Assets in an amount not exceeding the prescribed limit and Authorized Investments; and/or (iii) subject to complying with the Asset Coverage Test to from time to time make Capital Distributions to the Limited Partner; and/or (iv) to make deposits of the proceeds in the Guarantor LP Accounts (including, without limitation, to fund the Reserve Fund to an amount not exceeding the prescribed limit); and/or (v) arranging for the servicing of the Covered Bond Portfolio by the Servicer; and/or (vi) entering into the Trust Deed, giving the Covered Bond Guarantee and entering into the Security Agreement; and/or (vii) entering into the other Transaction Documents to which it is a party; and (viii) performing its obligations hereunder and thereunder and in respect thereof and doing all things incidental or ancillary thereto.

Section 2.4	Principal Place of Business.

(1)
The principal office of the Partnership will be located at 155 Wellington Street, West, 14th Floor, Toronto, Ontario, Canada M5V 3K7 and/or at such other place or places in Canada as the Managing GP may from time to time determine.

(2)
The Partnership will be permitted to carry on business in any jurisdiction, but the Managing GP will be required in all cases to use its reasonable best efforts to protect the limited liability of the Limited Partner in any such jurisdiction, including by registering the Partnership in other jurisdictions where the Managing GP considers it appropriate to do so.

Section 2.5	Financial Year.

The Fiscal Year end for tax and financial reporting purposes will be October 31 in each calendar year or such other date as the Managing GP may determine from time to time, provided that the Managing GP has obtained any necessary consents from applicable taxation authorities.

Section 2.6	Term.

The Partnership will exist until it is dissolved in accordance with this Agreement.

Section 2.7	Private Issuer Restrictions.

Notwithstanding any other provisions in this Agreement: (i) the number of Partners will be limited to no more than fifty (50), (ii) the right to Transfer any interest in the Partnership is restricted as provided in this Agreement, and (iii) any invitation to the public to subscribe for any interest in the Partnership is prohibited.

Section 2.8             Representations, Warranties and Covenants of the Managing GP and the Liquidation GP.

(1)	The Managing GP represents and warrants to, and covenants with, each other Partner and, while the Covered Bonds are outstanding, the Bond Trustee, that:

(a)
it is a corporation duly incorporated under the laws of Canada and is validly subsisting under such laws and has made all filings under all applicable corporate, securities and taxation laws to which the Managing GP is subject, for which the failure to file could have a material adverse affect on the Programme or the Partnership;

(b)
it has the capacity and corporate authority to act as the managing general partner of the Partnership and to enter into and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party, and such obligations do not conflict with nor do they result in a breach of any of its constating documents or by-laws or any agreement by which it is bound;

(c)
except pursuant to the obligations of the Partnership under the Covered Bond Guarantee or any of the Transaction Documents, it will not, nor will it cause any of its Affiliates or Associates, to borrow money from the Partnership, or cause the Partnership to lend money to any of its Affiliates or Associates;

(d)
it holds and shall maintain the registrations necessary for the conduct of its business and has and shall continue to have all licences and permits necessary to carry on its business as the managing general partner of the Partnership in all jurisdictions where the activities of the Partnership require such licensing or other form of registration of the managing general partner;

(e)	it will make all filings in a timely manner respecting the Partnership required pursuant to the applicable legislation;

(f)
it will exercise the powers conferred upon it hereunder in pursuance of the business of the Partnership and will devote such time to the conduct of the affairs of the Partnership as may be reasonably required for the proper management of the affairs of the Partnership; and

(g)	it is not a Non-resident, and will retain such status during the term of the Partnership.

(2)	The Liquidation GP represents and warrants to, and covenants with, each other Partner, and while the Covered Bonds are outstanding, the Bond Trustee, that:

(a)
it is a corporation duly incorporated under the laws of Canada and is validly subsisting under such laws and has made all filings under all applicable corporate, securities and taxation laws to which the Liquidation GP is subject, for which the failure to file could have a material adverse affect on the Programme or the Partnership;

(b)
it has the capacity and corporate authority to act as the liquidation general partner of the Partnership and to enter into and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party, and such obligations do not conflict with nor do they result in a breach of any of its constating documents or by-laws or any agreement by which it is bound;

(c)
except pursuant to the obligations of the Partnership under the Covered Bond Guarantee or any of the Transaction Documents, it will not, nor will it cause any of its Affiliates or Associates, to borrow money from the Partnership, or cause the Partnership to lend money to any of its Affiliates or Associates;

(d)
it holds and shall maintain the registrations necessary for the conduct of its business and has and shall continue to have all licences and permits necessary to carry on its business as the liquidation general partner of the Partnership in all jurisdictions where the activities of the Partnership require such licensing or other form of registration of the liquidation general partner; and

(e)	it is not a Non-resident, and will retain such status during the term of the Partnership.

(3)
The representations, warranties and covenants contained in this Section 2.8 will survive the execution and delivery of this Agreement, and the Managing GP and the Liquidation GP will be obliged to ensure the continuing accuracy of each of their respective representations and warranties contained in this Section 2.8 throughout the continuation of the Partnership.

Section 2.9              Additional Representations and Warranties of the Liquidation GP and the Managing GP.

In addition to the representations and warranties of the Managing GP and the Liquidation GP in Section 2.8, each of the Liquidation GP and the Managing GP further represents and warrants to each other Partner and the Bond Trustee that the representations and warranties set out in Schedule 1 are true as at the date hereof in respect of itself and will be obliged to ensure the continuing accuracy of the representations and warranties in paragraphs (f) to (g) of Schedule 1 throughout the continuation of the Partnership.

Section 2.10           Representations, Warranties and Covenants of the Limited Partner.

The Limited Partner represents and warrants to, and covenants with, each other Partner that:

(a)	it is a validly created Canadian chartered bank under the laws of Canada and is validly subsisting under such laws;

(b)
it has the capacity and corporate authority to enter into and perform its obligations under this Agreement, and such obligations do not conflict with nor do they result in a breach of any of its constating documents or by-laws or any agreement by which it is bound; and

(c)	it is not a Non-resident and will retain such status during the term of the Partnership;

(d)	it will not transfer any interest it holds in the Partnership to a Non-resident.

Section 2.11           Limitation on Authority of Limited Partners.

The Limited Partner in its capacity as Limited Partner will not be entitled to:

(a)	take part in the administration, control, management or operation of the business of the Partnership or exercise any power in connection therewith;

(b)	transact any business on behalf of the Partnership or make any commitment on behalf of or otherwise obligate or bind the Partnership;

(c)
other than by voting on a resolution of the Partners (where the Limited Partner is entitled to so vote), execute any document that binds or purports to bind the Partnership or any other Partner as such;

(d)	hold itself out as having the power or authority to bind the Partnership or any other Partner as such;

(e)	have any authority to act for or undertake any obligation or responsibility on behalf of the Partnership or any other Partner as such;

(f)
bring any action for partition or sale or otherwise in connection with the Partnership, or any interest in any property of the Partnership, whether real or personal, tangible or intangible, or file or register or permit to be filed, registered or remain undischarged any encumbrance in respect of any property of the Partnership;

(g)	compel or seek a partition, judicial or otherwise, of any of the assets of the Partnership distributed or to be distributed to the Partners in kind except in accordance with this Agreement; or

(h)	take any action that will jeopardize or eliminate the status of the Partnership as a limited partnership.

Section 2.12           Power of Attorney.

(1)
The Limited Partner, by its execution of this Agreement, irrevocably nominates, constitutes and appoints the Managing GP (and in the event of a Managing GP Default, the Liquidation GP), with full power of substitution, as its agent and true and lawful attorney to act on its behalf with full power and authority in its name, place and stead to execute, deliver, swear to, make, file and record when, as and where required in the opinion of the Managing GP (and in the event of a Managing GP Default, the Liquidation GP):

(a)
the Declaration, the Record, any amendment to this Agreement made in accordance with the terms of this Agreement and any other document or instrument required to form, qualify, continue and keep in good standing the Partnership as a limited partnership in all jurisdictions in which the Partnership may conduct its business or own property in order to maintain the limited liability of the Limited Partner and to comply with the applicable laws of such jurisdiction;

(b)
each of the Transaction Documents to which the Partnership is a party and any amendment thereto, to the extent such amendment is made and approved in accordance with the terms of this Agreement and any other document on behalf of and in the name of the Partnership as may be necessary to give effect to the conduct of the business of the Partnership;

(c)
any document or instrument, including without limitation any amendments to the Declaration or the Record, necessary to reflect any amendment to this Agreement made in accordance with the terms of this Agreement;

(d)	any document or instrument required in connection with the winding up, dissolution or termination of the Partnership in accordance with the terms of this Agreement;

(e)
all elections, determinations, designations and returns or similar documents or instruments under the Income Tax Act, the Excise Tax Act (Canada) or any other taxation or other legislation or laws of like import of Canada or of any provinces or jurisdictions in respect of the affairs of the Partnership or of a Partner’s interest in the Partnership;

(f)
any document or instrument required to be filed with the appropriate governmental body, agency or authority in any jurisdiction in connection with the business, property, assets and undertaking of the Partnership;

(g)
any document or instrument to give effect to any Transfer of an interest in the Partnership or relating to the admission of additional Limited Partners made in accordance with and subject to the terms and restrictions of this Agreement;

(h)
any other instrument or document on behalf of and in the name of the Partnership, including, without limitation, all debt instruments as may be deemed necessary or desirable by the Managing GP to carry out fully this Agreement in accordance with its terms; and

(i)
all other instruments and documents on the Limited Partner’s behalf and in the Limited Partner’s name or in the name of the Partnership as may be deemed necessary or desirable by the Managing GP to carry out fully this Agreement in accordance with its terms, and hereby ratifies such execution, delivery, swearing, making, recording and filing.

(2)
The Limited Partner by execution of this Agreement confirms that the power of attorney granted herein is irrevocable during the continuation of the Partnership and is a power coupled with an interest and will survive its insolvency, dissolution, winding up or bankruptcy and extend to bind its successors and assigns, and may, subject to its terms, be exercised by the Managing GP (and in the event of a Managing GP Default, the Liquidation GP) on behalf of the Limited Partner in executing any instrument.  The Limited Partner agrees to be bound by any representations and actions made or taken in good faith by the Managing GP (and in the event of a Managing GP Default, the Liquidation GP) pursuant to such power of attorney and hereby waives any and all defences that may be available to contest, negate or disaffirm the action of the Managing GP (and in the event of a Managing GP Default, the Liquidation GP) taken in good faith under this power of attorney.  This power of attorney will continue in respect of the Managing GP (and in the event of a Managing GP Default, the Liquidation GP) so long as it is the managing general partner of the Partnership, and will terminate thereafter, but will continue in respect of a New Managing GP as if such New Managing GP were the original attorney.

Section 2.13           Unlimited Liability of the Managing GP and the Liquidation GP; Limitation of Liability.

(1)	The Managing GP and the Liquidation GP will each jointly and severally have unlimited liability for the debts, liabilities and obligations of the Partnership.

(2)
Subject to Section 2.14, neither the Managing GP nor the Liquidation GP will be liable to the Limited Partner for any act, omission or error in judgment taken or made hereunder by the Managing GP or the Liquidation GP, as the case may be, honestly and in good faith in the conduct of the business of the Partnership. The Managing GP and the Liquidation GP may rely and act upon and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other document or instrument believed by it to be genuine and to have been signed or presented by the proper party. The Managing GP and the Liquidation GP may rely and act upon any statement, report or opinion prepared by, or any advice received from, the legal counsel, accountants, investment bankers, experts or other professional advisors of it or the Partnership and, provided it exercised reasonable care in selecting such advisors, neither the Managing GP nor the Liquidation GP will be responsible or held liable for any loss or damage resulting from so relying or acting if it reasonably believed the advice to be within the area of professional competence of the person from whom it was received and it acted honestly and in good faith in relying thereon.

Section 2.14           Limited Liability of Limited Partners.

Subject to the provisions of the LP Act and of such similar legislation in Canada and elsewhere as is applicable to the Partnership, the liability of the Limited Partner for the debts, liabilities and obligations of the Partnership will be limited to its Capital Contribution Balance and solely to the extent required by applicable law, the amount of any Capital Distributions received by it.

Section 2.15           Indemnity of Limited Partner.

(1)
The Managing GP and the Liquidation GP (solely to the extent of its authority under the terms of this Agreement) will operate the Partnership to ensure to the greatest extent possible the limited liability of the Limited Partner and will jointly and severally indemnify and hold harmless the Limited Partner and its shareholders, directors, officers, employees and agents from any costs, damages, liabilities or expenses suffered or incurred by the Limited Partner or its shareholders, directors, officers, employees or agents (except to the extent such persons are directors, officers, employees or agents of the Managing GP), as a result of negligence on the part of the Managing GP or the Liquidation GP, as the case may be, in performing its obligations hereunder resulting in the liability of the Limited Partner not being limited in the manner provided in Section 2.14, unless such liability arises out of any act or omission of the Limited Partner.  Payments in respect of this Section 2.15 shall be made solely in accordance with Article 6 (Priorities of Payments).

(2)	The Limited Partner will hold the benefit of this indemnity in trust and as agent for its shareholders, directors, officers, employees and agents.

Section 2.16           Indemnity of the Managing GP and the Liquidation GP.

(1)
The Partnership will indemnify and hold harmless the Managing GP and the Liquidation GP, and their respective shareholders, directors, officers, employees and agents, from any costs, damages, liabilities resulting from or arising out of any act or omission or error of judgment of the Managing GP or the Liquidation GP, or any of their respective, shareholders, directors, officers, employees and agents, on behalf of the Partnership or in furtherance of the business of the Partnership unless, in the case of any such person, such costs, damages, liabilities or expenses result from or arise out of any act or omission or error of judgment as a result of which such person is adjudged to have been guilty of negligence or wilful misconduct or to have failed to act honestly and in good faith or to have breached a fiduciary duty to the Partnership or the Limited Partner. This indemnity is in addition to and not a limitation of any other obligation of the Partnership to the Managing GP or the Liquidation GP including the obligation of the Partnership to reimburse or repay the Managing GP and the Liquidation GP on account of costs, outlays, disbursements and expenditures incurred by or on their behalf but this indemnity will not be in derogation of the provisions of Section 2.14.  Payments in respect of this Section 2.15 shall be made solely in accordance with Article 6 (Priorities of Payments).

(2)
Subject to complying with Article 6 (Priorities of Payments), the Partnership may purchase and maintain (or reimburse the Managing GP or Liquidation GP insurance) on behalf of such Persons in such amount as the Managing GP (or following a Managing GP Default, the Liquidation GP) may determine, and, while there are Covered Bonds outstanding, with the consent of the Bond Trustee, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership’s activities, whether or not the Partnership would have the power to indemnify those Persons against those liabilities under the provisions of this Agreement.

(3)	The Managing GP and the Liquidation GP will hold the benefit of this indemnity in trust and as agent for their respective shareholders, directors, officers, employees and agents.

Section 2.17           Compliance with Laws.

The Limited Partner will, on the request of the Managing GP from time to time, execute, without undue delay, any documents or instruments considered by the Managing GP to be necessary to comply with any applicable law or regulation of the Province of Ontario or any other jurisdiction in which the Partnership carries on business, for the continuation, operation and good standing of the Partnership.

Section 2.18           Other Activities of the Managing GP and the Liquidation GP.

Each of the Managing GP and the Liquidation GP shall devote their efforts exclusively to or for the benefit of the Partnership and the business of the Partnership and shall not engage in any business or activity, except the business of the Partnership or any activity ancillary or related thereto or in furtherance thereof.

Section 2.19           Other Activities of the Limited Partners and the Shareholders, Directors and Officers of the Partners.

(1)	The Limited Partner may engage in, or hold an interest in, any other business, venture, investment or activity whether or not similar to or competitive with the business of the Partnership.

(2)
Without limiting the foregoing, neither the Limited Partner, nor any shareholder, director, officer or Associate or Affiliate of any Partner shall by reason of its fiduciary position be in any way precluded from:

(a)
entering into or being interested in any contract or financial or other transaction or arrangement with the Partnership or any of its Associates or Affiliates (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making or assignment of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting in any capacity in relation to the Covered Bonds or any other covered bonds, bonds, stocks, shares, debenture stock, debentures or other securities of any of the Partners or any of their respective Associates or Affiliates);

(b)
being a partner of any other partnership constituting or securing any other securities issued by or guaranteed by, or relating to that partnership, or any other office of profit under that partnership; or

(c)
in providing services to any other partnership or person or entity or carrying on any business (including, without limitation, any business in competition with the Partnership) and including, without limitation, the making or assigning of loans, the provision of financial facilities or financial advice to, or the issue, purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting in any capacity in relation to any other covered bonds, bonds, stocks, shares, debenture stock, debentures or other securities of any type whatsoever.

ARTICLE 3
CAPITAL ACCOUNTS

Section 3.1             Capital Contributions.

The Partners may from time to time make Capital Contributions to the Partnership.

Section 3.2             Initial Capital Contributions.

Contemporaneously with the execution of this Agreement on October 25, 2007, the Partners made the following Cash Capital Contributions to the Partnership, which are reflected in such Partner’s Capital Account Ledger.

Partner	Cash Capital Contribution Amount
Managing GP	$0.05 (in respect of a 0.0495% general partnership interest in the Partnership)
Liquidation GP	$0.01 (in respect of a 0.0005% general partnership interest in the Partnership)
Limited Partner	$99.95 (in respect of a 99.95% limited general partnership interest in the Partnership)

Section 3.3             Capital Account Ledger.

The Managing GP (or the Cash Manager on its behalf), shall maintain the Capital Account Ledger or sub-ledgers in respect of each Partner. Any increase or decrease in the Capital Contribution Balance of a Partner shall be credited or debited to such Partner's Capital Account Ledger on each Calculation Date.  The Capital Contribution Balance of each Partner as recorded in the Capital Account Ledger from time to time, shall represent such Partner's interest in the capital of the Partnership, provided that at no time shall any the Capital Contribution Balance of the Liquidation GP be greater than, or the Liquidation GP be entitled to a return of capital from the Partnership of greater than, $0.01 unless agreed to by each of the other Partners.

Section 3.4             Additional Cash Capital Contributions.

(1)
Prior to making any additional Cash Capital Contribution to the Partnership, the Limited Partner shall be deemed to have represented and warranted to the Managing GP, the Liquidation GP and, while the Covered Bonds are outstanding, the Bond Trustee, that no Insolvency Event has occurred or will result in respect of the Limited Partner from such Cash Capital Contribution.

(2)
The Partnership will from time to time make drawings on the Intercompany Loan. For greater certainty, any amount advanced under the Intercompany Loan Agreement shall not constitute a Capital Contribution on the part of the Limited Partner.

(3)	In the event that:

(a)
a Borrower takes a Payment Holiday in respect of a Loan in the Covered Bond Portfolio in accordance with the relevant Mortgage Conditions and the amount of the difference, if any, between (i) the unpaid interest and principal associated with that Payment Holiday; and (ii) the amount of any Advance in respect thereof pursuant to Section 5.3 of the Intercompany Loan Agreement, shall be deemed to constitute a Cash Capital Contribution by the Limited Partner;

(b)
there is any increase in the True Balance of a Loan due to the Limited Partner making a Further Advance or Line of Credit Loan Drawing to a Borrower occurs, the difference, if any, between (i) such increase; and  (ii) the amount of any Advance in respect thereof pursuant to Section 5.3 of the Intercompany Loan Agreement, shall be deemed to constitute a Cash Capital Contribution by the Limited Partner; or

(c)
on any Calculation Date, there is an increase in the Outstanding Principal Balance of Loans in the immediately preceding Calculation Period (being the period between the last most recent Calculation Date and the current Calculation Date) due to Capitalized Interest and/or Capitalized Arrears accruing on a Loan the difference, if any, between (i) such increase; and (ii) the amount of any Advance in respect thereof pursuant to Section 5.3 of the Intercompany Loan Agreement, shall be deemed to constitute a Cash Capital Contribution by the Limited Partner.

Section 3.5             Capital Contributions in Kind.

(1)
From time to time the Limited Partner may sell Loans and other Related Security to the Partnership pursuant to the terms of the Mortgage Sale Agreement for cash consideration or an Interest in the Partnership pursuant to the terms of the Mortgage Sale Agreement.

(2)
Each sale of Loans and their Related Security by the Limited Partner to the Partnership shall, to the extent not paid for fully in cash, constitute a Capital Contribution in Kind equal to (a) the aggregate of the fair market value of those Loans as at the relevant Transfer Date, minus (b) the cash consideration, if any, paid by or on behalf of the Partnership for the Loans and their Related Security on the relevant Transfer Date.

Section 3.6             Capital Distributions.

(1)
The Managing GP may make Capital Distributions to the Partners, from time to time, as it may determine in its sole discretion, in accordance with and provided that such Capital Distributions are permitted under, Article 6 (Priorities of Payments) and if applicable, under the terms of the Security Agreement.

(2)
Without limiting the foregoing, Capital Distributions made prior to a Covered Bond Guarantee Activation Event may only be made if the Partnership is at the time of such Capital Distribution meets, and following such Capital Distribution will meet the Asset Coverage Test.

Section 3.7             Capital Contribution Balance.

(1)
The Managing GP (or the Cash Manager on its behalf), determine the Capital Contribution Balance of each of the Partners (which on the date hereof, in respect of each Partner, shall be equal to the initial Cash Capital Contribution set out next to such Partner’s name in Section 3.2 above) (i) on or before the Business Day that is at least two days prior to each Guarantor LP Payment Date (such amouts to be determined as of the immediately preceding Calculation Date); (ii) at the date that the Partnership is wound up, and (iii) on such other date as the Limited Partner may reasonably request.

(2)
Following the date hereof, the Capital Contribution Balance of each Partner on any relevant date shall be equal to the sum of the last most recently determined Capital Contribution Balance of the Partner, plus (i) the amount of any Capital Contribution made by the Partner in the period from the last date on which the Capital Contribution Balance of the Limited Partner was calculated to the date of the current calculation (the “Calculation Period”); minus (ii) the amount of any Capital Distribution to be paid to the Limited Partner on the next following Guarantor LP Payment Date (provided such amount is payable in accordance with Article 6 (Priorities of Payment)).

Section 3.8             No Interest Payable on Accounts.

No Partner has the right to receive interest on any credit balance in its Capital Contribution Balance, and no Partner is liable to pay interest to the Partnership on any deficit in its Capital Contribution Balance.

Section 3.9             Deficit in Accounts.

The interest of a Partner in the Partnership will not terminate by reason of a negative or zero Capital Contribution Balance of the relevant Partner.

ARTICLE 4
PROFITS, LOSSES AND DISTRIBUTIONS

Section 4.1             Allocation of Profits and Losses of the Partnership.

(1)
Subject to Section (2) and (3) below, the Net Income and Net Loss for each Fiscal Year, including for income tax purposes, shall be allocated pro rata to the Partners in respect of their respective Capital Contribution Balances.

(2)
Prior to an Issuer Event of Default or other circumstance in which the Liquidation GP shall assume the duties of the Managing General Partner hereunder, the Liquidation GP’s share of the Net Income shall be limited to the lesser of its pro rata share and $30,000 annually, payable in accordance with Article 6 (Priorities of Payment) and any amount in excess thereof shall be allocated to the Limited Partner and following any such event the Liquidation GP (for so long as it assumes the duties and responsibilities of the Managing GP) shall be entitled to its pro rata share of the Net Income.

(3)
The Managing GP shall make distributions of income to the Partners in a manner consistent with this Section 4.1 and in accordance with Article 6 (Priorities of Payment) and applicable law, provided that at the time of any such distribution, the Partnership is, and following such distribution, will remain in compliance with the Asset Coverage Test or Amortization Test, as applicable.

Section 4.2             Restriction on Withdrawals and Receipts.

(1)	No Partner will have any right to withdraw any amount or receive any distribution from the Partnership except in accordance with Article 6 (Priorities of Payments) and applicable law.

(2)	Each of the Partners agrees that, notwithstanding any other provision contained herein or in any other Transaction Document:

(a)
it will not demand or receive payment of, or any distribution in respect of or on account of, any amounts payable by the Partnership (or the Cash Manager on its behalf) or the Bond Trustee, as applicable, to such Partner under the Transaction Documents, in cash or in kind, and will not apply any money or assets in discharge of any such amounts payable to it (whether by set-off or by any other method), unless all amounts then due and payable by the Partnership to all other creditors ranking higher in the relevant Priorities of Payments have been paid in full;

(b)
without prejudice to the foregoing, whether in the liquidation of the Partnership or any other party to the Transaction Documents or otherwise, if any payment or distribution (or the proceeds of any enforcement of any security) is received by a Partner in respect of any amount payable by the Partnership (or the Cash Manager on its behalf) or the Bond Trustee, as applicable, to that Partner under the relevant Transaction Document at a time when, by virtue of the provisions of Article 6 (Priorities of Payments), no payment or distribution should have been made, the amount so received shall be held by such Partner in trust for the payor of such amount and shall be paid over to such payor forthwith following receipt thereof (whereupon the relevant payment or distribution shall be deemed not to have been made or received); and

(c)
it shall not claim, rank, prove or vote as creditor of the Partnership or its estate in competition with any prior ranking creditors in the relevant Priorities of Payments in Article 6 (Priorities of Payments), or claim a right of set-off until all amounts then due and payable to creditors who rank higher in the relevant Priorities of Payments in Article 6 (Priorities of Payments) have been paid in full.

(3)
Without limiting this Section 4.2, each Limited Partner for so long as such person is a Limited Partner, hereby waives any right it may have to receive or hold any property of the Guarantor LP as collateral security or to receive from the Managing GP, the Liquidation GP, in such capacity, or the Guarantor LP, any payment, conveyance, or release from liability, if at such time the assets of the Guarantor LP are not sufficient to discharge partnership liabilities of the Guarantor LP to persons who are not general or limited partners of the Guarantor LP, in each case solely to the extent required by Section 12 of the LP Act.

Section 4.3             Set-Off.

Subject to Section 4.2, the Partnership may set off any of its liabilities or obligations to any Partner against any liabilities or obligations of such Partner to the Partnership under this Agreement or any other agreement, subject to the terms of any relevant agreements between the Partnership and such Partner.

Section 4.4             Compliance with Agreements.

Notwithstanding anything in this Agreement, no Partner will have the right to enforce any distribution that is contrary to any agreements binding on the Partnership or any applicable law.

ARTICLE 5
ASSET COVERAGE TEST AND AMORTIZATION TEST

Section 5.1             Asset Coverage Test.

(1)
For so long as the Covered Bonds remain outstanding, the Partnership and the Partners (other than the Liquidation GP) shall use all reasonable efforts to ensure that on each Calculation Date the Partnership is in compliance with the Asset Coverage Test as set out in Schedule 2.

(2)
If it is determined that the Partnership does not meet the Asset Coverage Test as of any Calculation Date, the Managing GP (or the Cash Manager on its behalf) shall immediately (and in any event no later than the Business Day that is at least two days prior to the next Guarantor LP Payment Date) notify in writing the Partnership, the Partners and the Bond Trustee thereof.

(3)
If the Asset Coverage Test is not met as of the next Calculation Date following delivery of a notice pursuant to Section 5.1(2), the Managing GP (or the Cash Manager on its behalf) shall serve an Asset Coverage Test Breach Notice on the Partnership and deliver a copy of such Asset Coverage Test Breach Notice to each of the Partners and the Bond Trustee on the Business Day that is at least two days prior to the Guarantor LP Payment Date after such Calculation Date.

(4)
If the Asset Coverage Test is met as of the next Calculation Date following service of an Asset Coverage Test Breach Notice, the Managing GP (or the Cash Manager on its behalf) shall revoke such Asset Coverage Test Breach Notice by serving notice on the Partnership that the Asset Coverage Test has been met and delivering a copy of such notice to each of the Partners and the Bond Trustee on the Business Day that is at least two days prior to the Guarantor LP Payment Date after such Calculation Date.

Section 5.2             Asset Coverage Test Breach Notice.

If at any time, the Managing GP or the Limited Partner receives an Asset Coverage Test Breach Notice, the Managing GP shall use all reasonable efforts to ensure that the Asset Coverage Test will be met as of the next following Calculation Date and the Limited Partner shall use all reasonable efforts to, as the Limited Partner may determine in its sole discretion, (i) make a Cash Capital Contribution; (ii) make a Capital Contribution in Kind to the Partnership; (iii) sell New Loans and their Related Security to the Partnership in an amount or amounts sufficient to ensure the Partnership is or will, prior to the next Calculation Date following delivery of such Asset Coverage Test Breach Notice, be in compliance with the Asset Coverage Test.

Section 5.3             Amortization Test.

(1)
Following service of a Notice to Pay on the Partnership, for as long as there are Covered Bonds outstanding, the Managing GP shall use all reasonable efforts to ensure that on each Calculation Date that the Partnership is in compliance with the Amortization Test as set out in Schedule 3.

(2)
If as of any Calculation Date following service of a Notice to Pay on the Partnership, the Partnership is not in compliance with the Amortization Test, the Managing GP (or the Cash Manager on its behalf) shall immediately (and in any event no later than the Business Day that is at least two days prior to the Guarantor LP Payment Date after such Calculation Date) notify the Partners and the Bond Trustee thereof.

ARTICLE 6
PRIORITIES OF PAYMENTS

Section 6.1             Pre-Acceleration Priorities of Payment.

(1)	Subject to Section 6.1(2), at any time no Asset Coverage Test Breach Notice is outstanding and no Covered Bond Guarantee Activation Event has occurred:

(a)
the Managing GP (or the Cash Manager on its behalf) shall on or before the Business Day that is at least two days prior to any Guarantor LP Payment Date calculate the following amounts as of the immediately preceding Calculation Date:

(i)	the amount of Available Revenue Receipts available for distribution on the immediately following Guarantor LP Payment Date;

(ii)	the Reserve Fund Required Amount if applicable in accordance with Section 6.1(2); and

(iii)	the amount of Available Principal Receipts available for distribution on the immediately following Guarantor LP Payment Date;

(b)
on each Guarantor LP Payment Date, the Managing GP or the Cash Manager on its behalf will transfer Available Revenue Receipts and Available Principal Receipts from the Revenue Ledger to the Payment Ledger, and use (or direct the Cash Manager to use) Available Revenue Receipts and Available Principal Receipts held by the Cash Manager for and on behalf of the Guarantor LP and, as necessary, transfer Available Revenue Receipts and Available Principal Receipts from the GIC Account to the Transaction Account (to the extent maintained), in an amount equal to the lower of (a) the amount required to make the payments set out in Schedule 4 (the “Pre-Acceleration Revenue Priority of Payments”) in the case of Available Revenue Receipts and Schedule 5 (the “Pre-Acceleration Principal Priority of Payments”) in the case of Available Principal Receipts, and (b) the aggregate amount of Available Revenue Receipts and Available Principal Receipts standing to the credit of the GIC Account; and

(c)
on each Guarantor LP Payment Date (except for the amounts due to third parties by the Partnership under Section (a) of Schedule 4 and any Third Party Amounts, which in each case shall be paid when due), the Managing GP (or the Cash Manager on its behalf) will apply:

(i)
Available Revenue Receipts to make the payments and provisions set forth in Schedule 4 in the order of priority set forth in Schedule 4 (in each case only if and to the extent that payments or provisions of a higher priority have been made in full); and

(ii)
Available Principal Receipts to make the payments, provisions or credits set forth in Schedule 5 in the order of priority set forth in Schedule 5 (in each case only if and to the extent that payments or provisions of a higher priority have been made in full).

(2)
If, at any time prior to the occurrence of an Issuer Event of Default, the ratings of the Issuer fall below the Reserve Fund Required Amount Ratings, the Guarantor LP (or the Cash Manger on its behalf):

(a)	shall establish the Reserve Fund on the GIC Account in the books of account of the Partnership maintained pursuant to Section 9.3; and

(b)
provided that the Guarantor LP shall have paid all of its obligations in respect of items ranking higher than the Reserve Ledger in the Pre-Acceleration Revenue Priority of Payments on each subsequent Guarantor LP Payment Date, shall credit or cause to be credited to the Reserve Fund funds up to an amount equal to the Reserve Fund Required Amount with Available Revenue Receipts.

(3)
At any time that no Asset Coverage Test Breach Notice is outstanding and a Covered Bond Guarantee Activation Event has not occurred, any Cash Capital Contributions made by the Limited Partner from time to time (excluding its initial Cash Capital Contribution) shall be distributed, if permitted in accordance with Section 3.6, to the Limited Partner as a Capital Distribution on each Guarantor LP Payment Date unless otherwise agreed to by the Limited Partner prior to such Guarantor LP Payment Date.

Section 6.2             Priority of Payments at any time an Asset Coverage Test Breach Notice is outstanding but no Covered Bond Guarantee Activation Event has occurred.

At any time an Asset Coverage Test Breach Notice is outstanding but no Covered Bond Guarantee Activation Event has occurred, the Partnership shall continue to comply with Section 6.1, except that, while any Covered Bonds remain outstanding, no moneys will be applied under paragraphs (b), (e), (i) (to the extent only that such amounts are payable to a Partner), (j) or (k) of Schedule 4 or paragraphs (a), (b), or (d) or (e) of Schedule 5 and for greater certainty, Cash Capital Contributions made by the Limited Partner shall not be distributed to the Limited Partner.

Section 6.3             Termination Payments, Indemnities and Tax Credits received in respect of the Swap Agreements, premiums received in respect of replacement Swap Agreements.

(1)	Notwithstanding anything else in this Article 6:

(a)
if the Partnership receives any termination payment from a Swap Provider in respect of a Swap Agreement, such termination payment will first be used, to the extent necessary (prior to service of a Guarantor LP Acceleration Notice) to pay a replacement Swap Provider to enter into a replacement Swap Agreement with the Partnership, unless a replacement Swap Agreement has already been entered into on behalf of the Partnership.  If the Partnership receives any premium from a replacement Swap Provider in respect of a replacement Swap Agreement, such premium will first be used to make any termination payment due and payable by the Partnership with respect to the previous Swap Agreement, unless such termination payment has already been made on behalf of the Partnership;

(b)
if the Partnership is required under the terms of any relevant Swap Agreement to make a payment to a Swap Provider in consequence of the receipt by a Partner of a credit in respect of any taxation (a “Relevant Tax Payment”), then such Partner shall pay to the Partnership an amount equal to the Relevant Tax Payment on the date on which such Relevant Tax Payment is due to be made by the Partnership under the terms of such Swap Agreement;

(c)
if the Swap Provider breaches certain tax representations in the relevant Swap Agreement and a Partner of the Partnership suffers loss, the Partnership may receive payment of indemnity amounts from the Swap Provider on the affected Partner's behalf.  The Partnership shall account to the relevant Partner for such amounts and shall pay amounts upon receipt to the relevant Partner. For the avoidance of doubt, amounts received by the Partnership, in accordance with this Section 6.3(1)(c) shall not be funds of the Partnership and will not be construed to be amounts received in respect of Available Revenue Receipts or Available Principal Receipts; and

(d)
any amounts received in the circumstances described in this Section 6.3 other than pursuant to Section 6.3(1)(c) which are not applied to pay a replacement Swap Provider to enter into a replacement Swap Agreement will be credited to the Revenue Ledger and applied as Available Revenue Receipts in accordance with this Article 6 on the next succeeding Guarantor LP Payment Date.

Section 6.4             Guarantee Priority of Payments.

(1)	At any time after the service of a Notice to Pay on the Partnership, but prior to service of a Guarantor LP Acceleration Notice:

(a)
on each Guarantor LP Payment Date, the Managing GP (or the Cash Manager on its behalf) will transfer Available Revenue Receipts and Available Principal Receipts from the Revenue Ledger, the Reserve Ledger, the Principal Ledger or the Capital Account Ledger, as the case may be, to the Payment Ledger, in an amount equal to the lower of (a) the amount required to make the payments set out in Schedule 6 (the “Guarantee Priority of Payments”); and (b) the amount of all Available Revenue Receipts and Available Principal Receipts standing to the credit of such Ledgers;

(b)
the Managing GP (or the Cash Manager on its behalf) will create and maintain ledgers for each Series of Covered Bonds and record amounts allocated to such Series of Covered Bonds in accordance with paragraph (f) of Schedule 6, and such amounts, once allocated, will only be available to pay amounts due under the obligations of the Partnership in respect of the Covered Bond Guarantee and amounts due in respect of the relevant Series of Covered Bonds under the Covered Bond Swap Agreement on the scheduled repayment dates thereof; and

(c)
on each Guarantor LP Payment Date after the service of a Notice to Pay on the Partnership (but prior to the occurrence of a Guarantor LP Event of Default), the Partnership (or the Cash Manager on its behalf) will apply Available Revenue Receipts and Available Principal Receipts to make the payments, provisions or credits set forth in the Guarantee Priority of Payments in the order of priority set forth therein (in each case only if and to the extent that payments or provisions of a higher priority have been made in full).

(2)
At any time after the service of a Guarantor LP Acceleration Notice but prior to the Covered Bonds having been repaid, the terms of the Security Agreement provide that all moneys received or recovered by the Bond Trustee (or a Receiver appointed on its behalf) (excluding all amounts due or to become due in respect of any Third Party Amounts) will be applied following the enforcement of the Security in accordance with the Post-Enforcement Priority of Payments set out in the Security Agreement.

Section 6.5             Priority of Payments when Covered Bonds Repaid.

From the date when either (a) the Covered Bonds have been fully repaid and the Security constituted by the Security Agreement has been released by the Bond Trustee; or (b) the Bond Trustee is satisfied that the Partnership has Authorized Investments in a principal amount, and/or cash standing to the credit of the GIC Account, alone or together equal to the Required Redemption Amount in respect of each Series of Covered Bonds outstanding, all remaining amounts standing to the credit of the Guarantor LP Accounts (excluding all amounts required to repay higher ranking amounts in the relevant Priority of Payment pursuant to this Article 6) shall be allocated and paid by the Managing GP (or the Cash Manager on its behalf) in accordance with Schedule 8.

ARTICLE 7
SALE OF SELECTED LOANS

Section 7.1             Sale of Selected Loans.

(1)	Sales of Loans and their Related Security shall at all times be subject to the rights of pre-emption enjoyed by the Seller pursuant to the terms of the Mortgage Sale Agreement.

(2)
At any time that no Asset Coverage Test Breach Notice is outstanding and no Covered Bond Guarantee Activation Event has occurred, the Partnership may sell Loans and their Related Security provided it is in compliance with the Asset Coverage Test and will, following such sale, remain in compliance with the Asset Coverage Test applicable and for greater certainty, the proceeds from such sale may be held by the Cash Manager on behalf of the Partnership prior to a downgrade in the ratings of the Cash Manager below the Cash Manager Deposit Ratings and following such a downgrade deposited in the GIC Account.

(3)
At any time an Asset Coverage Test Breach Notice is outstanding or following the service of a Notice to Pay, but prior to the service of a Guarantor LP Acceleration Notice, the Partnership shall sell Selected Loans in the Covered Bond Portfolio and their Related Security in accordance with Schedule 8, subject to the right of pre-emption enjoyed by the Seller pursuant to the terms of the Mortgage Sale Agreement or any Cash Capital Contribution made by the Limited Partner, made in accordance with this Agreement.

(4)
The Partnership will through a tender process appoint a portfolio manager of recognized standing on a basis intended to incentivise the portfolio manager to achieve the best price for the sale of the Selected Loans (if such terms are commercially available in the market) to advise it in relation to the sale of the Selected Loans to Purchasers (except where the Sellers are buying the Selected Loans in accordance with their right of pre-emption in the Mortgage Sale Agreement). The terms of the agreement giving effect to the appointment in accordance with such tender shall be approved by the Bond Trustee.

(5)
Any sale of Selected Loans and their Related Security will not include any representations or warranties from the Partnership or the Seller in respect of such Loans and their Related Security unless expressly agreed by the Bond Trustee and unless otherwise agreed with the Seller.

(6)
The terms of any sale and purchase agreement with respect to the sale of Selected Loans (which shall give effect to the recommendations of the portfolio manager) will be subject to the prior written approval of the Bond Trustee. The Bond Trustee will not be required to release the Selected Loans from the Security unless the conditions relating to the release of the Security as set out in the Security Agreement are satisfied.

(7)	The proceeds from any sale of Selected Loans and their Related Security shall be credited to the GIC Account to be applied in accordance with Article 6 (Priorities of Payment).

ARTICLE 8
MANAGEMENT OF THE PARTNERSHIP

Section 8.1             General Authority and Obligations of the Managing GP and the Liquidation GP.

(1)
Subject to Section 8.3, the Managing GP (i) has unlimited liability for the debts, liabilities and obligations of the Partnership, (ii) except as expressly provided in this Agreement, is authorized and obliged to manage, control, administer and operate the business and affairs of the Partnership and to make all decisions regarding the business of the Partnership and to represent the Partnership, and (iii) has the full right, power and authority to do any act, take any proceeding, make any decision and execute and deliver any instrument, deed, agreement or document necessary for or incidental to carrying out the objects, purposes and business of the Partnership for and on behalf of the Partnership. In so doing, the Managing GP has all of the rights and powers of a general partner as provided in the LP Act and as otherwise provided by law and any action taken by the Managing GP will constitute the act of and shall serve to bind the Partnership.  The power of the Managing GP to represent the Partnership in dealings with third parties is unrestricted insofar as third parties are concerned and no person dealing with the Partnership will be required to inquire into the authority of the Managing GP to take any act or proceeding, to make any decision or to execute and deliver any instrument, deed, agreement or document for or on behalf of or in the name of the Partnership.

(2)
Subject to Section 8.3, the Liquidation GP (i) has unlimited liability for the debts, liabilities and obligations of the Partnership, (ii) following a Managing GP Default, is authorized and obliged to manage, control, administer and operate the business and affairs of the Partnership and to make decisions regarding the business of the Partnership and to represent the Partnership, and (iii) following a Managing GP Default, has the full right, power and authority to do any act, take any proceeding, make any decision and execute and deliver any instrument, deed, agreement or document necessary for or incidental to carrying out the objects, purposes and business of the Partnership for and on behalf of the Partnership. In so doing, the Liquidation GP has all of the rights and powers of a general partner as provided in the LP Act and as otherwise provided by law and any action taken by the Liquidation GP will, subject to the provisions of this Agreement, constitute the act of and shall serve to bind the Partnership.  The power of the Liquidation GP to represent the Partnership in dealings with third parties is unrestricted insofar as third parties are concerned and no person dealing with the Partnership will be required to inquire into the authority of the Liquidation GP to take any act or proceeding, to make any decision or to execute and deliver any instrument, deed, agreement or document for or on behalf of or in the name of the Partnership.

Section 8.2             General Powers of the Managing GP and the Liquidation GP.

(1)	Subject to Section 8.3, and without limiting the generality of Section 8.1, the Managing GP has full power and authority for and on behalf of and in the name of the Partnership:

(a)	to negotiate, enter into and to perform any agreement in connection with the establishment, operation, conduct or expansion of the business of the Partnership;

(b)	to manage and control all of the activities of the Partnership and take all measures necessary or appropriate for the business of the Partnership or ancillary thereto;

(c)	to maintain the records and accounts of the Partnership including thouse required to be maintained pursuant to the terms of this Agreement and applicable law and provide reports to the Partners;

(d)	acquire any real or personal property required or desirable for the business of the Partnership and to dispose of any property of the Partnership;

(e)
to borrow money from time to time without limit as to the amount, cost or terms of payment thereof, to draw, make, execute and issue promissory notes, evidences of notes, evidences of indebtedness and other negotiable or non-negotiable instruments and to secure the payment thereof by mortgage, charge, debenture, hypothecation, pledge or by the creation of any other appropriate security interest;

(f)	to cause the Partnership to provide guarantees, indemnities and other forms of assurance;

(g)	to cause the Partnership to provide security for any of its obligations;

(h)	to cause the Partnership to acquire or maintain insurance coverage of any type;

(i)	to employ, retain, engage or dismiss all Persons necessary for the conduct of the business of the Partnership;

(j)	to delegate any of its duties to such other Persons as it sees fit;

(k)	to retain such legal counsel, experts, advisors or consultants as the Managing GP considers appropriate and to rely upon the advice of such persons;

(l)	to open and operate any bank account;

(m)	to establish any required place of business of the Partnership;

(n)	to pay all costs and expenses of the Partnership;

(o)	to commence or defend any action or proceeding by, against or in connection with the Partnership;

(p)	to collect, sue for and receive all sums of money or other property or items that are believed due to the Partnership;

(q)	to file returns required by any governmental or like authority;

(r)
to execute and file on behalf of the Partnership any elections that are referred to in the Income Tax Act or other applicable tax legislation as are in its reasonable opinion appropriate in the circumstances;

(s)	to invest funds of the Partnership not immediately required for the business of the Partnership;

(t)
to enter into hedge contracts or similar arrangements to permit the Partnership to mitigate or eliminate the Partnership’s exposure to interest rate fluctuations or foreign exchange or other risks associated with the business;

(u)	to make distributions; and

(v)
to do anything that is provided for in this Agreement or that is in furtherance of or is incidental to or is necessary or desirable in respect of the business of the Partnership, including, without limitation, to do all such acts and things and execute all such agreements and other instruments as are necessary to give effect to the transactions described or contemplated by the Prospectus whether or not specifically mentioned in this Agreement.

(2)
The Managing GP may call a general meeting of the Partners at any time and place as it deems appropriate in its absolute discretion for the purpose of considering any matter set out in the notice of meeting and will be required to convene a meeting on receipt of a request in writing from the Limited Partner or the Liquidation GP.

(3)
Subject to Section 8.3, and without limiting the generality of Section 8.1, the Liquidation GP shall, following a Managing GP Default, have full power and authority for and on behalf of and in the name of the Partnership to do any act that prior to the Managing GP Default was within the power and authority of the Managing GP.

Section 8.3             Limitation on Authority of the Managing GP and the Liquidation GP.

(1)
Notwithstanding the general authority and powers granted to the Managing GP or the Liquidation GP hereunder, unless contemplated in or required to comply with any of the Transaction Documents to which the Guarantor LP is a party, the Managing GP and the Liquidation GP will not, without the consent of the Limited Partner, and while there are any Covered Bonds outstanding, the Bond Trustee (and in the case of Section 8.3(1)(i) below the Liquidation GP) and will not cause the Partnership to:

(a)	have an interest in any bank account, other than as set out in the Transaction Documents;

(b)	have any employees or premises or subsidiaries;

(c)
acquire any material assets (including Authorized Investments and Substitute Investments) other than pursuant to or in accordance with the terms of the Mortgage Sale Agreement, this Agreement and the other Transaction Documents to which it is a party;

(d)
transfer, sell, lend, part with or otherwise dispose of, or deal with, or grant any option or present or future right to acquire any of its assets or undertakings or any interest, estate, right, title or benefit therein or thereto or agree or attempt or purport to do so except pursuant to and in accordance with the terms of the Security Agreement or other Transaction Documents to which it is a party;

(e)	enter into any contracts, agreements or other undertakings other than the Transaction Documents;

(f)	incur any indebtedness in respect of borrowed money whatsoever or give any guarantee or indemnity in respect of any such indebtedness other than pursuant to the Transaction Documents;

(g)	create or permit to subsist any mortgage, security, pledge, lien, charge, hypothec or other security interest whatsoever (unless arising by operation of law), upon the whole or any part of its assets or its undertakings, present or future other than as created or permitted in the Security Agreement or the other Transaction Documents to which it is a party;

(h)	change the name or business of the Partnership or do any act in contravention of, or make any amendment to this Agreement;

(i)	do any act which makes it impossible to carry on the business of the Partnership, including dissolving, terminating, winding-up or otherwise discontinuing the Partnership;

(j)	compromise, compound or release any debt due to it;

(k)	commence, defend, settle or compromise any litigation or other claims relating to it or any of its assets;

(l)	permit a person to become a general or limited partner (except in accordance with the terms of this Agreement); or

(m)	consolidate or merge with any other person or convey or transfer its properties or assets substantially as an entirety to any other person.

(2)
Notwithstanding the general authority and powers granted to the Managing GP and the Liquidation GP hereunder, all material transactions and agreements involving the Partnership (other than the Transaction Documents) must be approved by the Managing GP’s board of directors and following a Managing GP Default the Liquidation GP’s board of directors.

Section 8.4             Meetings of the Partners.

(1)	The Partnership is not required to call or hold annual general meetings of the Partners.

(2)	The Managing GP shall, upon a request from the Limited Partner, call a meeting of the Partners.

(3)	The Managing GP shall deliver notice of the time, place and business to be conducted at any meeting of the Partners at least 15 Business Days' prior to any meeting of the Partners.

Section 8.5             Title to Property.

The Managing GP or the Liquidation GP (if directed by the Managing GP or following a Managing GP Default) may hold legal title to any or all property of the Partnership in its name for the benefit of the Partnership.

Section 8.6             Discharge of Duties of the Managing GP and the Liquidation GP.

Each of the Managing GP and the Liquidation GP agrees to exercise its powers and discharge its duties under this Agreement honestly, in good faith and in the best interests of the Partnership and in connection therewith shall exercise the standard and degree of care, diligence and skill that a reasonably prudent Person would exercise in comparable circumstances.

Section 8.7             Reimbursement.

The Managing GP and the Liquidation GP will, subject to the terms of Article 6 (Priorities of Payment), each be entitled to be reimbursed by the Partnership for all out-of-pocket expenses incurred in the performance of its duties hereunder.

Section 8.8             Commingling of Funds.

The funds and assets of the Partnership shall not (except in accordance with the terms of this Agreement and the Transaction Documents) be commingled with the funds or assets of the Managing GP or the Liquidation GP or of any other Persons.

Section 8.9             Execution of Documents.

Any and all powers of the Managing GP or of the Liquidation GP may be exercised by the execution and delivery by such person or an agent, director, officer or employee of such person designated by such person for and on behalf of and in the name of the Partnership, and under seal or otherwise, of agreements, instruments, deeds or other documents in such forms as the Managing GP or Liquidation GP, as the case may be, or their respective agent, director, officer or employee designated for such purpose may deem sufficient.

Section 8.10           Delegation.

Each of the Managing GP and the Liquidation GP may contract with any other Person to carry out any of their respective duties and may delegate to such person any power and authority of such person hereunder, but no such contract or delegation will relieve such person of any of its obligations hereunder, including its obligations in connection with the control of the business, affairs and undertaking of the Partnership.

Section 8.11           Insurance.

The Managing GP may, on behalf of the Partnership, purchase and maintain, or cause to be purchased and maintained, for the benefit of the Partnership and the operation of the business thereof, property, casualty and other insurance of such types and coverages as the Managing GP determines to be appropriate in the circumstances.

Section 8.12           Ostensible Authority.

Each of the Managing GP and the Liquidation GP will, where it deems necessary and practicable, insert, and cause agents of the Partnership to insert, the following clause in any contracts or agreements to which the Partnership is a party or by which it is bound:

“RBC Covered Bond Guarantor Limited Partnership is a limited partnership formed under the Limited Partnerships Act (Ontario), a limited partner of which is, except as expressly required by law, only liable for any of its liabilities or any of its losses to the extent of the amount that the limited partner has contributed or agreed to contribute to its capital.”

Section 8.13           Decisions by Partners following the appointment of a liquidator or receiver to any Partner.

Without limiting anything else contained herein, at any time a liquidator or receiver is appointed in respect of a Partner, any decisions of the Partnership that are reserved to that Partner or that requires the unanimous consent of the Partners will be made by the Partner(s) not then in liquidation or receivership, as the case may be, and such Partner shall be deemed to have consented to such decision.

ARTICLE 9
REGISTERED OFFICE, BOOKS AND RECORDS AND FINANCIAL INFORMATION

Section 9.1             Registered Office.

The Managing GP will maintain a registered office at Royal Bank Plaza, South Tower, 9th Floor, 200 Bay Street, Toronto, Ontario, Canada M5J 2J5 and/or at such other place or places in Canada as the Managing GP may from time to time determine, and keep there a copy of this Agreement and any amendments hereto and copies of any other documents required to be so kept pursuant to section 33 of the LP Act or any other laws of similar application in any other jurisdiction in which the Partnership carries on business;

Section 9.2             Records.

The Managing GP will:

(a)	maintain a record (the “Record”) and record therein the full names and addresses of the Partners;

(b)	maintain and update the Record and such other records as may be required by law; and

(c)	from time to time make on behalf of the Partnership all filings with any Governmental Authority that are required to be made by the Partnership.

Section 9.3             Books of Account.

The Managing GP must keep and maintain, or cause to be kept and maintained, at its principal place of business, separate from any records of the Managing GP or any other Person, full, complete and accurate books of account, and records of the business of the Partnership, including:

(a)	the Principal Ledger, which shall record all receipts of Principal Receipts and distribution of Principal Receipts;

(b)	the Revenue Ledger, which shall record all receipts of Revenue Receipts and distribution of Revenue Receipts;

(c)	the Reserve Ledger, which shall record all Revenue Receipts credited to the Reserve Fund up to the Reserve Fund Required Amount and debits made to the Reserve Fund; and

(d)	the Capital Account Ledger for each Partner which shall record the balance of each Partner’s Capital Contributions and distribution of those Capital Contributions.

Section 9.4             Inspection of Record and Books of Account.

(1)
Any Partner may, upon five (5) Business Days’ written notice to the Managing GP, inspect copies of the books and records of the Partnership including, without limitation, the Record, any of the documents to which access is permitted pursuant to section 33(3) of the LP Act and any documents referred to in Section 9.3, at the Limited Partner’s expense during normal business hours.

(2)
Without limitation of any audit rights the Limited Partner may have pursuant to any other agreement among the parties hereto, the Limited Partner may, at its expense and upon reasonable written notice to the Managing GP, audit the books of account and records of the business of the Partnership.

Section 9.5             Appointment of Guarantor LP Auditor.

(1)
The Managing GP, with the consent of the Limited Partner, may retain the Guarantor LP Auditor to review and report to the Partners upon the financial statements of the Partnership for, and as at the end of each Financial Year.

(2)
Following appointment of the Guarantor LP Auditor may be replaced by the Managing GP, or a new Guarantor LP Auditor may be appointed by the Managing GP in each case with the consent of the Limited Partner.

Section 9.6             Annual Report and Income Tax Information.

Within 90 days after the end of each Fiscal Year (or such shorter period of time as may be required by applicable law), the Managing GP will forward or cause to be forwarded to each Partner and to each Person who was shown on the Record as a Partner during such Fiscal Year:

(a)
financial statements of the Partnership as at the end of, and for, such Fiscal Year (prepared in accordance with GAAP, consistently applied), together with a report of the Guarantor LP Auditor if applicable;

(b)	a report of distributions to Partners in respect of such Fiscal Year; and

(c)	such other information as is required to be provided to Partners pursuant to applicable legislation; and

(d)
information concerning the amount of Taxable Income or Taxable Loss and credits and charges to capital allocated to such Person and such other information as may be necessary to enable such Person to file applicable Canadian federal and provincial income tax returns with respect to such Person’s income from the Partnership in respect of such Fiscal Year.

Section 9.7             Additional Financial Information.

Within forty-five (45) days after the end of each of the first three quarters of each Fiscal Year, the Managing GP will forward or cause to be forwarded to each Partner shown on the Record as a Partner at the end of each such quarter the unaudited financial statements of the Partnership for such quarter.

Section 9.8             Investing in Substitute Assets and Authorized Investments.

(1)
At any time that no Asset Coverage Test Breach Notice is outstanding and prior to a Notice to Pay having been served on the Partnership, the Partnership may invest in and hold Substitute Assets, provided that the aggregate value of the Substitute Assets held by the Partnership does not at any time exceed 10 % of the total assets of the Partnership  and provided that such investments are made in accordance with the terms of the Cash Management Agreement and subject to Article 6 (Priorities of Payments).  For greater certainty, amounts standing to the credit of the Partnerhsip in any Guarantor LP Account and invested in Authorized Investments will not constitute Substitute Assets.

(2)
At any time an Asset Coverage Test Breach Notice is outstanding or a Covered Bond Guarantee Activation Event has occurred, the Managing GP must, or must cause the Cash Manager (on behalf of the Partnership) to sell the Substitute Assets held by or on behalf of the Partnership as quickly as reasonably practicable, with proceeds credited to the GIC Account and/or invested in Authorized Investments by the Managing GP (or the Cash Manager on its behalf).

(3)
At no time shall there be any limit on the amounts that the Guarantor LP will be entitled to invest in Authorized Investments provided that such investments are made in accordance with the terms of the Cash Management Agreement and subject to Article 6 (Priorities of Payments).

ARTICLE 10
NEW LIMITED PARTNERS

Section 10.1           Transfer.

(1)
No change of name or address of a Limited Partner, no Transfer of an interest in the Partnership and no admission of a new Partner will be effective for the purposes of this Agreement until: (a) written notice of the same has been delivered to each of the Partners, the Bond Trustee and the Rating Agencies, (b) each of the Partners and the Bond Trustee pursuant to Section 10.1(e) below has consented thereto (provided that such consent shall not be required for the Limited Partner to Transfer all or a portion of its interest in the Partnership to a Subsidiary, provided such Subsidiary is not a Non-Resident), (c) the transferee has in accordance with the requirements of this Agreement, delivered a form of transfer and power of attorney satisfactory to the Managing GP, acting reasonably, and agreed to accede to and become bound by this Agreement and has delivered such documents and other instruments as the Managing GP may reasonably request; and (d) such change, transfer or addition is duly reflected in the Record.  The names and addresses of the Limited Partner(s) as reflected from time to time in the Record, as from time to time amended, will be conclusive as to such facts for all purposes of the Partnership.

(2)
In addition to the requirements set forth in Section 10.1(1), any new Limited Partner (except a Subsidiary of the Limited Partner, provided such Subsidiary is not a Non-Resident) shall while there are Covered Bonds outstanding:

(a)
accede to the terms of the Mortgage Sale Agreement (with such subsequent amendments as may be agreed by the parties thereto) or enter into a new mortgage sale agreement with the Partnership and the Bond Trustee, in each case so that it has, in relation to New Loans and their Related Security to be sold by such new Limited Partner, substantially the same rights and obligations as the Limited Partner had in relation to those Loans and their Related Security comprised in the Initial Covered Bond Portfolio under the Mortgage Sale Agreement;

(b)
accede to the Dealership Agreement and enter into such other documents as may be required by the Bond Trustee and/or the Partnership to give effect to the addition of such new Limited Partner to the transactions contemplated under the Programme;

(c)	ensure that any New Loans and their Related Security sold by such new Limited Partner to the Partnership comply with the Eligibility Criteria set out in the Mortgage Sale Agreement;

(d)
procure that either the Servicer services the New Loans and their Related Security sold by the new Limited Partner on the terms set out in the Servicing Agreement (with such subsequent amendments as may be agreed by the parties thereto) or the new Limited Partner (or its nominee) enter into a servicing agreement with the Partnership and the Bond Trustee which sets out the servicing obligations of the new Limited Partner (or its nominee) in relation to the New Loans and their Related Security and which is on terms substantially similar to the terms set out in the Servicing Agreement (the fees, if any, payable to the Servicer or the New Limited Partner (or its nominee) acting as servicer of such New Loans and their Related Security would be determined on the date of the accession of such new Limited Partner to the Programme); and

(e)
procure written confirmation from the Bond Trustee that it is satisfied that the accession of such New Limited Partner to the Partnership will not prejudice the Asset Coverage Test and is not materially prejudicial to Covered Bondholders and Rating Agency Confirmation (provided that such confirmations shall not be required for the Limited Partner to Transfer all or a portion of its interest in the Partnership to a Subsidiary, provided such Subsidiary is not a Non-Resident).

(3)
Upon receipt of any notice in writing from any Partner complying with the terms of this Agreement and requiring the updating of the Record or any similar document or instrument or other filing under the LP Act or legislation similar to the LP Act in other provinces and territories, the Managing GP shall prepare, file and record such update in the Record or other document or instrument or other filing.

(4)
Notwithstanding the above, no Transfer of an interest in the Partnership and no admission of a new Limited Partner shall be effective unless the transferee or the new Limited Partner, as applicable, is an affiliate (as defined in the Bank Act (Canada)) of the Bank.

ARTICLE 11
REMOVAL AND RESIGNATION OF THE MANAGING GENERAL PARTNER AND THE LIQUIDATION GENERAL PARTNER

Section 11.1           Assignment of Interest of Managing GP.

Except with the prior approval of all Partners, or as otherwise expressly provided in this Agreement, the Managing GP shall not sell, assign, Transfer or otherwise dispose (including by way of amalgamation, arrangement, merger or consolidation) of its interest in the Partnership.

Section 11.2           Removal of Managing GP.

(1)	Upon the occurrence of any of the following events:

(i)	the passing of any resolution of the directors or the shareholder of the Managing GP requiring or approving the bankruptcy, dissolution, liquidation or winding up of the Managing GP;

(ii)	the making of any assignment for the benefit of creditors of the Managing GP, or upon the appointment of a receiver of the assets and undertaking of the Managing GP,

(iii)	the appointment of a receiver of the assets and undertaking of the Managing GP, or

(iv)	the occurrence of a Covered Bond Guarantee Activation Event

(each a “Managing GP Default Event”),

the Managing GP shall cease to be the managing general partner of the Partnership.

(2)
Forthwith following a Managing GP Default, the Liquidation GP shall be appointed the new managing general partner without the need for consent on the part of any Person and notice of such appointment shall be delivered forthwith to each of the other Partners and the Bond Trustee.

Section 11.3           Resignation of Managing GP or the Liquidation GP.

The Managing GP (provided Rating Agency Confirmation is received in respect thereof) or the Liquidation GP may resign as the managing general partner or the liquidation general partner, as the case may be, on not less than 180 days’ written notice to the Partners, and such resignation will become effective upon the earlier of the appointment of a replacement by unanimous consent of the remaining Partners, and while any Covered Bonds are outstanding, the Bond Trustee, and the last day of such 180 day period, following which in the case of the Managing GP resigning, the Liquidation GP shall be deemed to be appointed as the new managing general partner, provided, however, that the Managing GP may not resign if the effect thereof would be to dissolve the Partnership.  In the event the Liquidation GP resigns in accordance with this Section 11.3, the Managing GP shall forthwith use its best reasonable efforts to without delay locate a new liquidation general partner to be appointed by the unanimous consent of the other Partners, and, while there are Covered Bonds outstanding, the Bond Trustee.

Section 11.4           Transfer to New Managing GP.

On the admission to the Partnership of the new Managing GP of the Partnership (the “New Managing GP”) and the removal or resignation of the Managing GP, the departing Managing GP (the “Departing Managing GP”) must do all things and take all steps necessary or desirable to transfer to the New Managing GP the administration, management, control and operation of the business of the Partnership and the books, records and accounts of the Partnership to the New Managing GP and must execute and deliver all deeds, certificates, declarations and other documents necessary or desirable to effect such transfer in a timely fashion.

Section 11.5           Release.

On the resignation or removal of the Managing GP or of the Liquidation GP, the Partnership will release and hold harmless the resigning or removed Managing GP or Liquidation GP, as the case may be, from all costs, damages, liabilities or expenses suffered or incurred by it as a result of or arising out of events occurring after such resignation or removal, as the case may be, other than as a result of or arising out of any wilful act by the Departing Managing GP or departing Liquidation GP, as the case may be, in relation to the Partnership occurring after such resignation or removal, as the case may be.

Section 11.6          Transfer of Title to New Managing GP.

On the removal or withdrawal of the Managing GP and the admission of the New Managing GP, the Departing Managing GP, at the cost of the Partnership, must transfer title to all of the Partnership’s property that is registered in the name of the Departing Managing GP to the name of the New Managing GP.  The Departing Managing GP must execute and deliver all deeds, certificates, declarations and other documents necessary or desirable to effect such transfer in a timely fashion.

Section 11.7           New Managing GP.

(1)
The New Managing GP must not be a “non resident” of Canada within the meaning of the Income Tax Act and must become a party to this Agreement by signing a counterpart hereof. The New Managing GP must agree to be bound by all of the provisions of this Agreement and any other agreement respecting the Partnership to which the Departing Managing GP is bound and must assume the obligations, duties and liabilities of the Managing GP under such agreements as of the date that the New Managing GP becomes the managing general partner.

(2)
At any time the Liquidation GP becomes the Managing GP pursuant to the terms of this Agreement, it may appoint a replacement Managing GP for itself, with the consent of the Limited Partner and, while there are Covered Bonds outstanding, the Bond Trustee.  Following the appointment of a replacement Managing GP for the Liquidation GP, the Liquidation GP shall cease to be the Managing GP and resume its rights and obligations hereunder as liquidation general partner, and shall be treated as a Departing Managing GP, provided that it will not be released as the liquidation general partner pursuant to Section 11.5.

ARTICLE 12
DISSOLUTION OF PARTNERSHIP

Section 12.1           Events of Dissolution.

The Partnership will be dissolved on the earliest to occur of:

(a)
the authorization by a resolution of the Limited Partner in writing of such dissolution, provided that the effective time of such resolution is at least two years after the Final Maturity Date for the final Tranche or Series of Covered Bonds then outstanding; and

(b)	the date of a dissolution caused by operation of law.

Section 12.2           Events Not Causing Dissolution.

Except as expressly provided in Section 12.1(a) above, the Partnership will not be dissolved or terminated by the amendment of this Agreement or the Record or by the resignation, removal, bankruptcy, insolvency, dissolution, liquidation, winding up or receivership of, or the admission, resignation or withdrawal of any Partner.

Section 12.3           Receiver.

Subject to the terms of the Security Agreement, upon the occurrence of any of the events set out in Section 12.1, and while there are Covered Bonds outstanding, the Liquidation GP, and when there are no Covered Bonds outstanding, the Managing GP will serve as the receiver of the Partnership, provided that if such person is unable or unwilling to act in such capacity, such Person shall, with the consent of the Limited Partner, and while there are no Covered Bonds outstanding, the Bond Trustee will appoint some other appropriate person or party to act as the receiver of the Partnership.

Section 12.4           Liquidation of Assets and Distribution of Proceeds of Liquidation.

(1)
The receiver appointed pursuant to Section 12.3 will prepare or cause to be prepared a statement of financial position of the Partnership which will be reported upon by the Guarantor LP Auditors, if applicable, and a copy of which will be forwarded to each Person who was shown on the Record as a Partner at the date of dissolution.  Subject to the terms of the Transaction Documents, the receiver will wind up the affairs of the Partnership and all property of the Partnership will be liquidated in an orderly manner and will distribute the net proceeds of the liquidation of the Partnership in accordance with Article 6 (Priorities of Payments).  The receiver will manage and operate the assets and undertaking of the Partnership and will have all powers and authority of the Managing GP under this Agreement.  The receiver will be paid its reasonable fees and disbursements incurred in carrying out its duties as such.

(2)
If the Partnership is required to make “in specie” distributions of property in lieu of cash, then the fair market value (as determined by the receiver) thereof shall be used to determine the amounts to be distributed under this Section 11.4, and in the event that “in specie” distributions are required in a case where the Partnership has granted security on any of its assets, then such assets may be distributed directly or indirectly (including via another entity) in such manner as is considered appropriate by the Managing GP and while there are Covered Bonds outstanding, the Bond Trustee, so as to preserve such security interest while giving the Partners (except for the Liquidation GP), directly or indirectly, the pro rata interests they are entitled to.

Section 12.5           Termination of Partnership.

The Partnership will terminate when all of its assets have been sold and the net proceeds therefrom, after payment of or due provision for the payment of all debts, liabilities and obligations of the Partnership to creditors and all reserves, have been distributed as provided in this Article 12.

ARTICLE 13
AMENDMENTS

Section 13.1           Generally.

Subject to Section 13.2, this Agreement may be amended only in writing and only by a unanimous resolution of the Partners and while there are Covered Bonds outstanding, with the consent of the Bond Trustee and each such proposed amendment or waiver of this Agreement requiring the consent of the Partners shall be subject to Rating Agency Confirmation.

Section 13.2           Amendments by the Managing GP.

(1)
From time to time and without prior notice to, or the consent of, any Partner, the Managing GP may amend any provision of this Agreement or add any provision hereto if such amendment or addition is, in the opinion of counsel to the Partnership, necessary or desirable for the protection or benefit of the Limited Partner or necessary or desirable to cure an ambiguity in, or to correct or supplement, any provision contained in this Agreement which is defective or inconsistent with any other provision contained in this Agreement or any of the Transaction Documents, provided that such cure, correction or supplemental provision does not and will not affect adversely the interests of the Limited Partner, the Liquidation GP, or, while there are Covered Bonds outstanding, the Bond Trustee (on behalf of the Holders of the Covered Bonds or the Secured Creditors) without such Person’s written consent.

(2)
For purposes of greater certainty and without limiting Section 13.2(1), the Managing GP may make amendments to this Agreement (subject to the consent of the Limited Partner, the Liquidation GP, or, while there are Covered Bonds outstanding the Bond Trustee if its interests would be adversely affected) to reflect:

(a)	a change in the name of the Partnership or the location of the principal office of the Partnership or the registered office of the Partnership;

(b)	the admission, substitution, withdrawal or removal of the Limited Partner in accordance with this Agreement;

(c)
a change that, as determined by the Managing GP, is reasonable and necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership in which the Limited Partner has limited liability under the applicable laws;

(d)
a change that, as determined by the Managing GP, is reasonable, necessary or appropriate to enable the Partnership to take advantage of, or not be detrimentally affected by, changes in the Income Tax Act or other taxation laws; or

(e)
a change to amend or add any provision, or to cure any ambiguity or to correct or supplement any provisions contained in this Agreement that may be defective or inconsistent with any other provision contained in the Agreement or any of the Transaction Documents, or which should be made to make the Agreement consistent with the disclosure set out in the Prospectus.

Section 13.3           Notice of Amendment.

The Managing GP shall notify or shall cause notice to be delivered to each of the other Partners and, while there are Covered Bonds outstanding, the Bond Trustee and the Rating Agencies, of the full details of any amendment, variation or waiver to this Agreement or any other Transaction Document to which it is a party within 5 Business Days of the effective date of such amendment provided that failure to deliver such notice shall not constitute a breach of its obligations under this Agreement or any other Transaction Document.

ARTICLE 14
CONFIDENTIALITY

Section 14.1           Confidentiality.

(1)
Subject to Section 14.1(2) below, each of the Partners agrees not to disclose to any person any information relating to the business, finances or other matters of a confidential nature of or relating to any other party to this Agreement or any of the Transaction Documents which it may have obtained as a result of having entered into this Agreement or otherwise.

(2)	The provisions of Section 14.1(1) above shall not apply:

(a)	to the disclosure of any information to any person who is a party to any of the Transaction Documents as expressly permitted by the Transaction Documents;

(b)	to the disclosure of any information which is or becomes public knowledge otherwise than as a result of the wrongful conduct of the recipient;

(c)
to the extent that the recipient is required to disclose the same pursuant to any law or order of any court or pursuant to any direction or requirement (whether or not having the force of law) of any central bank or any governmental or other regulatory, securities or taxation authority;

(d)
to the extent required to protect or enforce any of its rights under any of the Transaction Documents or hereunder or for the purpose of discharging, in such manner as it thinks fit, its duties under or in connection with such agreements in each case to such persons as require to be informed of such information for such purposes;

(e)	to the disclosure of any information to professional advisers who receive the same under a duty of confidentiality;

(f)	to the disclosure of any information with the consent of the parties to this Agreement and, while there are Covered Bonds outstanding, the Bond Trustee;

(g)
to the disclosure to the Rating Agencies or any of them of such information as may be requested by any of them for the purposes of setting or reviewing the rating assigned to the Covered Bonds (or any of them), provided that no information which would disclose the identity of a Borrower shall be disclosed to the Rating Agencies or any of them; or

(h)	to the disclosure of any information disclosed to a prospective transferee of the Limited Partner (provided that it is disclosed on the basis that the recipient will hold it confidential).

ARTICLE 15
MISCELLANEOUS

Section 15.1           Effective Time.

This Agreement shall be effective at 12:00 a.m. (Toronto time) on the date first noted above.

Section 15.2           Notices.

(1)
Any notice, direction or other communication given under this Agreement shall be in writing and given by delivering it or sending it by prepaid first class mail to, in the case of the Bond Trustee the address provided below and in the case of the Partners, to the registered office of such person set forth in the Record, or by facsimile transmission to facsimile number set forth below, as applicable:

(a)	in the case of the Partnership to:

RBC Covered Bond Guarantor Limited Partnership
155 Wellington Street West, 14th Floor
Toronto, Ontario
Canada M5V 3K7

Attention: Ann Milne, Senior Manager
Facsimile number: (416) 976-6056

(b)	in the case of the Managing GP to:

155 Wellington Street West, 14th Floor
Toronto, Ontario
Canada M5V 3K7

Attention: Ann Milne, Senior Manager
Facsimile number: (416) 976-6056

(c)	in the case of the Liquidation GP to:

6848320 Canada Inc.
100 University Avenue
9th Floor, North Tower
Toronto, Ontario
Canada  M5J 2Y1

Attention: Manager, Corporate Trust
Facsimile number: (416) 981-9777

(d)	in the case of the Limited Partner to:

Royal Bank of Canada
155 Wellington Street West, 14th Floor
Toronto, Ontario
Canada M5V 3K7

Attention: Ann Milne, Senior Manager
Facsimile number: (416) 976-6056

(e)	in the case of the Bond Trustee to:

Computershare Trust Company of Canada
100 University Avenue
9th Floor, North Tower
Toronto, Ontario
Canada M5J 2Y1

Attention: Manager, Corporate Trust
Facsimile number: (416) 981-9777

(2)
Any such communication will be deemed to have been validly and effectively given (i) if personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Toronto time) and otherwise on the next Business Day, (ii) in the case of first class post, when it would be received in the ordinary course of the post, or (ii) if transmitted by facsimile transmission on the Business Day following the date of transmission provided the transmitter receives a confirmation of successful transmission.

(3)
Any party may change its address for notice, or facsimile contact information for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such party at its changed address, or facsimile contact information, as applicable.

Section 15.3           Time of the Essence.

Time will be of the essence of this Agreement.

Section 15.4           Third Party Beneficiaries.

Except as expressly otherwise provided herein, the parties intend that this Agreement will not benefit or create any right or cause of action in, or on behalf of, any Person other than the parties hereto and no Person, other than a party will be entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum.

Section 15.5           Bond Trustee.

(1)
It is hereby acknowledged and agreed that by its execution of this Agreement the Bond Trustee shall not assume or have any of the obligations or liabilities of the Partnership or any of the Partners under this Agreement and that the Bond Trustee has agreed to become a party to this Agreement for the purpose only of taking the benefit of this Agreement, including the right of the Bond Trustee to agree to amendments to the terms hereof.  For greater certainty, the parties to this Agreement acknowledge that the rights and obligations of the Bond Trustee are governed by the terms of the Trust Deed and the Security Agreement.  Any liberty or right which may be exercised or determination which may be made under this Agreement by the Bond Trustee may be exercised or made in the Bond Trustee's absolute discretion without any obligation to give reasons therefore and the Bond Trustee shall not be responsible for any liability occasioned by so acting if acting in accordance with the terms of the Trust Deed and the Security Agreement, but without prejudice to the obligation of the Bond Trustee to act reasonably.

(2)
In the event that there is any change in the identity of the Bond Trustee, the Managing GP, and the Partners, if required, shall execute such documents with any other parties to this Agreement and take such actions as such new Bond Trustee may reasonably require for the purposes of vesting in such new Bond Trustee the rights of the Bond Trustee under this Agreement and under the Security Agreement and while any of the Covered Bonds remain outstanding shall give notice thereof to the Rating Agencies.

Section 15.6           Binding Effect.

This Agreement will be binding upon and enure to the benefit of the parties hereto and any partner who may from time to time be admitted to the Partnership in accordance with the terms of this Agreement, their respective successors and, to the extent permitted hereunder, assigns.

Section 15.7           Further Assurances.

The parties will perform and cause to be performed any further and other acts and things and execute and deliver or cause to be executed and delivered any further and other documents as may be reasonably necessary to carry out the terms and intent of this Agreement.

Section 15.8           Limited Partner not a General Partner.

If any provision of this Agreement has the effect of imposing upon the Limited Partner any of the liabilities or obligations of a general partner, such provision will be of no force and effect but the remainder of this Agreement will continue in effect.

Section 15.9	Waiver.

(1)
No waiver of any of the provisions of this Agreement will be deemed to constitute a waiver of any other provision (whether or not similar), nor will such waiver be binding unless executed in writing by the party to be bound by the waiver.

(2)
No failure on the part of a party to exercise, and no delay in exercising, any right under this Agreement will operate as a waiver of such right; nor will any single or partial exercise of any such right preclude any other or further exercise of such right or the exercise of any other right.

Section 15.10        Successors and Assigns.

(1)	This Agreement will be binding upon and enure to the benefit of the parties and their respective successors and permitted assigns.

(2)	Neither this Agreement nor any of the rights or obligations under this Agreement will be assignable or transferable by any party except in accordance with the terms of this Agreement.

Section 15.11        Severability.

If any provision of this Agreement is determined by any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision will be severed from this Agreement and the remaining provisions will continue in full force and effect.

Section 15.12        Governing Law.

This Agreement will be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Section 15.13        Counterparts.

This Agreement may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together will be deemed to constitute one and the same instrument.

Section 15.14         No Personal Liability for Limited Partners.

No limited partner shall have any liability as a general partner of the Partnership.

Section 15.15        Submission to Jurisdiction.

Each Partner irrevocably submits to the jurisdiction of the courts of Ontario in respect of any action or proceeding relating in any way to this Agreement.

[Remainder of this page is intentionally left blank]

IN WITNESS WHEREOF the parties have entered into this Limited Partnership Agreement as of the date first above written.

RBC COVERED BOND GP INC.
Per:	/s/ David Power
Name: David Power
Title: President

6848320 CANADA INC.
Per:	/s/ David Power
Name: David Power
Title: Director
Per:	/s/ Stacie Moore
Name: Stacie Moore
Title: Vice President

ROYAL BANK OF CANADA
Per:	/s/ James Salem
Name: James Salem
Title: Senior Vice-President and Treasurer
Per:	/s/ David Power
Name: David Power
Title: Vice-President, Corporate Treasury

COMPUTERSHARE TRUST COMPANY OF CANADA
Per:	/s/ Mircho Mirchev
Name: Mircho Mirchev
Title: Corporate Trust Officer
Per:	/s/ Ann Samuel
Name: Ann Samuel
Title: Associate Trust Officer

Amended and Restated Guarantor LP Agreement (signature page)

Schedule 1

Additional Representations and Warranties

(a)	No encumbrance exists over or in respect of any of its assets.

(b)	It has not engaged in any activities since its incorporation other than:

(i)	those incidental to its registration under the Canada Business Corporations Act;

(ii)	other appropriate corporate steps;

(iii)	the authorisation and execution of the relevant Transaction Documents; and

(iv)	the activities referred to or contemplated by the relevant Transaction Documents as being performed by it in the Prospectus.

(c)	Since its date of incorporation there has been no material adverse change in its financial position or prospects.

(d)
It is not the subject of any governmental or official investigation or inquiry and to its knowledge, none is progressing or pending or has been threatened in writing against it, which may have a material adverse effect on any of it, any relevant Transaction Document, and/or the issue and offering of Covered Bonds under the Programme.

(e)
No litigation, arbitration or administrative proceedings of or before any court, tribunal or governmental body has been commenced or, so far as it is aware are pending or threatened against it or any of its assets or revenues which may have a material adverse effect on it, any relevant Transaction Document and/or the issue and offering of Covered Bonds under the Programme.

(f)
It has at all times carried on and conducted its affairs and business in its own name as a separate entity and in accordance with its constating documents and all laws and regulations applicable to it and shall continue to do so throughout the continuation of the Partnership.

(g)	It has at all times kept or procured the keeping of proper books of account and records separate from any person or entity.

(h)	All acts, conditions and things required to be done, fulfilled and performed in order:

1-1

(i)	to enable it to lawfully enter into each relevant Transaction Document;

(ii)	to enable it lawfully to exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the relevant Transaction Documents;

(iii)	to ensure that the obligations expressed to be assumed by it in the relevant Transaction Documents are legal, valid, binding and enforceable against it; and

(iv)
have been, fulfilled and performed and in full force and effect or, as the case may be have been effected, and no steps have been taken to challenge, revoke or cancel any such authorization obtained or effected.

(i)	It has duly executed the relevant Transaction Documents.

(j)
Its entry into and the execution (and, where appropriate, delivery) of the relevant Transaction Documents and the performance by it of its obligations under the relevant Transaction Documents do not and will not conflict with or constitute a breach or infringement of:

(i)	its articles or by-laws;

(ii)	any law applicable to it; or

(iii)	any agreement, indenture, contract, mortgage, deed or other instrument to which it is a party or which is binding on it or any of its assets.

(k)	The obligations expressed to be assumed by it under the relevant Transaction Documents are legal and valid obligations, binding on it and enforceable against it in accordance with their terms.

(l)	The Transaction Documents to which it is a party have been entered into in good faith for its own benefit and on arm's length commercial terms.

(m)	It is not in breach of or default under any agreement, indenture, contract, mortgage, deed or other instrument to which it is a party or which is binding on it or any of its assets.

(n)
It is not necessary that any relevant Transaction Document in relation to it be filed, recorded or enrolled with any court or other authority in any jurisdiction in which the assets of the Partnership or the Liquidation GP are located.

(o)
It does not require the consent of any other party or the consent, licence, approval or authorisation of any Governmental Authority in connection with the entering into or performance of the relevant Transaction Documents.

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Schedule 2

Asset Coverage Test

(a)
The “Asset Coverage Test” is met if the Adjusted Aggregate Loan Amount (as defined below) shall be in an amount at least equal to the Canadian Dollar Equivalent of the aggregate Principal Amount Outstanding of the Covered Bonds as calculated on the relevant Calculation Date. For greater certainty, references in this Schedule to “immediately preceding Calculation Date” and “previous Calculation Date” are to the Calculation Period ending on the Calculation Date.

(b)	For the purposes of the Asset Coverage Test the “Adjusted Aggregate Loan Amount” means the amount calculated as at each Calculation Date as follows:

A+B+C+D-Z

where,

A           =           the lower of (i) and (ii), where:

(i)           =           the sum of the “LTV Adjusted True Balance” of each Loan in the Covered Bond Portfolio, which shall be the lower of (1) the actual True Balance of the relevant Loan in the Covered Bond Portfolio on such Calculation Date, and (2) the Latest Valuation relating to that Loan multiplied by M (where for all Loans that are less than three months in arrears or not in arrears, M = 80% (or such higher percentage as may be agreed by the Rating Agencies with respect to insured Loans) and for all Non-Performing Loans M = 0), minus

the aggregate sum of the following deemed reductions to the aggregate LTV Adjusted True Balance of the Loans in the Covered Bond Portfolio if any of the following occurred during the previous Calculation Period:

(1)           a Loan or its Related Security was, in the immediately preceding Calculation Period, in breach of the Representations and Warranties contained in the Mortgage Sale Agreement or subject to any other obligation of the Seller to repurchase the relevant Loan and its Related Security, and in each case the Seller has not repurchased the Loan or Loans of the relevant Borrower and its or their Related Security to the extent required by the terms of the Mortgage Sale Agreement. In this event, the aggregate LTV Adjusted True Balance of the Loans in the Covered Bond Portfolio on such Calculation Date will be deemed to be reduced by an amount equal to the LTV Adjusted True Balance of the relevant Loan or Loans on such Calculation Date of the relevant Borrower; and/or

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(2)           the Seller, in any preceding Calculation Period, was in breach of any other material warranty under the Mortgage Sale Agreement and/or the Servicer was, in any preceding Calculation Period, in breach of a material term of the Servicing Agreement. In this event, the aggregate LTV Adjusted True Balance of the Loans in the Covered Bond Portfolio on such Calculation Date will be deemed to be reduced by an amount equal to the resulting financial loss incurred by the Partnership in the immediately preceding Calculation Period (such financial loss to be calculated by the Cash Manager without double counting and to be reduced by any amount paid (in cash or in kind) to the Partnership by the Seller to indemnify the Partnerhsip for such financial loss);

AND

(ii)           =           the aggregate “Asset Percentage Adjusted True Balance” of the Loans in the Covered Bond Portfolio which in relation to each Loan shall be the lower of (1) the actual True Balance of the relevant Loan as calculated on such Calculation Date, and (2) the Latest Valuation relating to that Loan multiplied by N (where for all Loans that are less than three months in arrears or not in arrears, N = 1 and for all Non-Performing Loans N = 0);

minus

the aggregate sum of the following deemed reductions to the aggregate Asset Percentage Adjusted True Balance of the Loans in the Covered Bond Portfolio if any of the following occurred during the previous Calculation Period:

(1)           a Loan or its Related Security was, in the immediately preceding Calculation Period, in breach of the Representations and Warranties contained in the Mortgage Sale Agreement or subject to any other obligation of the Seller to repurchase the relevant Loan and its Related Security, and in each case the Seller has not repurchased the Loan or Loans of the relevant Borrower and its or their Related Security to the extent required by the terms of the Mortgage Sale Agreement. In this event, the aggregate Asset Percentage Adjusted True Balance of the Loans in the Covered Bond Portfolio on such Calculation Date will be deemed to be reduced by an amount equal to the Asset Percentage Adjusted True Balance of the relevant Loan or Loans on such Calculation Date of the relevant Borrower; and/or

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(2)           the Seller, in any preceding Calculation Period, was in breach of any other material warranty under the Mortgage Sale Agreement and/or the Servicer was, in the immediately preceding Calculation Period, in breach of a material term of the Servicing Agreement. In this event, the aggregate Asset Percentage Adjusted True Balance of the Loans in the Covered Bond Portfolio on such Calculation Date will be deemed to be reduced by an amount equal to the resulting financial loss incurred by the Partnership in the immediately preceding Calculation Period (such financial loss to be calculated by the Cash Manager without double counting and to be reduced by any amount paid (in cash or in kind) to the Partnership by the Seller to indemnify the Partnership for such financial loss), the result of the calculation in this paragraph (ii) being multiplied by the Asset Percentage (as defined below);

AND

(iii) With respect to any such calculations, any Loan included in the Covered Bond Portfolio secured on a Property which also secures one or more other Loans included in the Covered Bond Portfolio, any breach of the Loan Representations and Warranties in respect of one such Loan will be deemed to be a breach in respect of all such Loans in the Covered Bond Portfolio secured on the same Property;

B           =           the aggregate amount of any Principal Receipts on the Loans in the Covered Bond Portfolio up to such Calculation Date (as recorded in the Principal Ledger) which have not been applied as at such Calculation Date to acquire further Loans and their Related Security or otherwise applied in accordance with the Article 6 (Priorities of Payments) and/or the other Transaction Documents;

C           =           the aggregate amount of any Cash Capital Contributions made by the Partners (as recorded in the Capital Account Ledger for each Partner of the Guarantor LP) or proceeds advanced under the Intercompany Loan Agreement which have not been applied as at such Calculation Date to acquire further Loans and their Related Security or otherwise applied in accordance with Article 6 (Priorities of Payments) and/or the other Transaction Documents;

D           =           the aggregate outstanding principal balance of any Substitute Assets and/or Authorized Investments, as applicable;

Z           =           the weighted average remaining maturity expressed in years of all Covered Bonds then outstanding multiplied by the Canadian Dollar Equivalent of the aggregate Principal Amount Outstanding of the Covered Bonds multiplied by the Negative Carry Factor where the “Negative Carry Factor” is (i) .5% if the weighted average margin of the interest rate payable on the Covered Bonds is less or equal to  .1% per annum, or (ii) .5% plus that margin minus .1%, if that margin is greater than .1% per annum (provided that if the weighted average remaining maturity is less than one, the weighted average shall be deemed, for the purposes of this calculation, to be one).

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(c)	The “Asset Percentage” shall be determined as follows:

(1) On or prior to the Guarantor LP Payment Date immediately following the Cash Flow Model Calculation Date (as defined below) falling in February, May, August and November of each year, and on such other date as the Limited Partner may request following the date on which the Bank is required to assign the Interest Rate Swap Agreement to a third party (each such date, a “Cash Flow Model Calculation Date”), the Managing GP (or the Cash Manager on its behalf) will notify the Rating Agencies of the percentage figure determined by it as the Asset Percentage, being the over-collateralization required, in connection with any other factors considered by the Rating Agencies, to ensure that the Covered Bonds maintain the initial rating assigned to the Covered Bonds of any Series by each Rating Agency based on the various methodologies of the Rating Agencies. Such methodologies shall be applied to the value of the Loans in the Covered Bond Portfolio as at the Calculation Date immediately preceding such Cash Flow Model Calculation Date (being such values for the Loans in the Covered Bond Portfolio on the Calculation Date in January, April, July or October, as applicable) as a whole or on the basis of a sample of Randomly Selected Loans in the Covered Bond Portfolio.
(
2) The Asset Percentage will from time to time be adjusted in accordance with the above to ensure that sufficient over-collateralization will be maintained to, in connection with the other factors considered by the Rating Agencies, maintain the initial ratings assigned to the Covered Bonds of any Series by each Rating Agency. If the Asset Percentages determined in accordance with the foregoing are not the same in respect of a particular Cash Flow Model Calculation Date, the lowest such figure will be applied as the applicable Asset Percentage.

(3) The Managing GP (or the Cash Manager on its behalf) will, or will use all reasonable efforts to determine the Asset Percentage at least two days prior to the Guarantor LP Payment Date following a relevant Cash Flow Model Calculation Date and shall apply such Asset Percentage to any calculations in respect of the Calculation Period ending on such Cash Flow Model Calculation Date and each Calculation Period thereafter until the following Calculation Period ending on a Cash Flow Model Calculation Date in respect of which the Asset Percentage is to be determined in accordance with this Schedule 2.

(4) Notwithstanding anything to the contrary in this Schedule 2, the Asset Percentage may not, at any time, exceed 93% or, unless otherwise agreed by the Issuer (and following an Issuer Event of Default, the Partnership for the purposes of making certain determinations in respect of the Intercompany Loan), be less than 90%.

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Schedule 3

Amortization Test

(1)
The “Amortization Test” is met if the Aggregate Loan Amount (as defined below) is in an amount at least equal to the Canadian Dollar Equivalent of the aggregate Principal Amount Outstanding of the Covered Bonds as calculated on the relevant Calculation Date. For greater certainty, references herein to “immediately preceding Calculation Date” and “previous Calculation Date” are to the Calculation Period ending on the Calculation Date.

(2)	For the purposes of the Amortization Test, the “Aggregate Loan Amount” will mean the amount calculated as at each Calculation Date as follows:

A + B + C - Z

  where,

A	=
the aggregate “Amortization Test True Balance” of each Loan, which shall be the lower of (1) the actual True Balance of the relevant Loan as calculated on such Calculation Date, and (2) the Latest Valuation multiplied by M (where for all the Loans that are less than three months in arrears or not in arrears M = 80% (or such higher percentage as may be agreed by the Rating Agencies with respect to insured Loans) and or for all the Non-Performing Loans M = 0);

B	=	the sum of the amount of any cash standing to the credit of the Guarantor LP Accounts (excluding any Revenue Receipts received in the immediately preceding Calculation Period);

C	=	the aggregate outstanding principal balance of any Substitute Assets and/or Authorized Investments, as applicable; and

Z	=
the weighted average remaining maturity of all Covered Bonds then outstanding multiplied by the Canadian Dollar Equivalent of the aggregate Principal Amount Outstanding of the Covered Bonds multiplied by the Negative Carry Factor.

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Schedule 4

Pre-Acceleration Revenue Priority Of Payments

(a)           first, in or towards satisfaction of any amounts due and payable by the Partnership to third parties and incurred without breach by the Partnership of the Transaction Documents to which it is a party (and for which payment has not been provided for elsewhere in the relevant Priorities of Payments) and to provide for any such amounts expected to become due and payable by the Partnership in the immediately succeeding Guarantor LP Payment Period and to pay and discharge any liability of the Partnership for taxes;

(b)           second, any amounts in respect of interest due to the Bank in respect of the Demand Loan pursuant to the terms of the Intercompany Loan;

(c)           third, in or towards satisfaction pro rata and pari passu according to the respective amounts thereof of:

(i)           any remuneration then due and payable to the Servicer and any costs, charges, liabilities and expenses then due or to become due and payable to the Servicer under the provisions of the Servicing Agreement in the immediately succeeding Guarantor LP Payment Period, together with applicable GST (or other similar taxes) thereon to the extent provided therein;

(ii)           any remuneration then due and payable to the Cash Manager and any costs, charges, liabilities and expenses then due or to become due and payable to the Cash Manager under the provisions of the Cash Management Agreement in the immediately succeeding Guarantor LP Payment Period, together with applicable GST (or other similar taxes) thereon to the extent provided therein;

(iii)           amounts (if any) due and payable to the Account Bank (or, as applicable, the Standby Account Bank) (including costs) pursuant to the terms of the Bank Account Agreement (or, as applicable, the Standby Bank Account Agreement), together with applicable GST (or other similar taxes) thereon to the extent provided therein; and

(iv)           amounts due and payable to the Asset Monitor pursuant to the terms of the Asset Monitor Agreement (other than the amounts referred to in paragraph (viii) below), together with applicable GST (or other similar taxes) thereon to the extent provided therein;

(d)           fourth, in or towards payment due to the Interest Rate Swap Provider (including any termination payment due and payable by the Partnership under the Interest Rate Swap Agreement (but excluding any Excluded Swap Termination Amount)) pursuant to the terms of the Interest Rate Swap Agreement;

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(e)           fifth, in or towards payment on the Guarantor LP Payment Date of, or to provide for payment on such date in the future of such proportion of the relevant payment falling due in the future as the Cash Manager may reasonably determine (and in the case of any such payment or provision, after taking into account any provisions previously made and any amounts receivable from the Interest Rate Swap Provider under the Interest Rate Swap Agreement, of any amounts due to become due and payable (excluding principal amounts), to the Bank in respect of the Guarantee Loan pursuant to the terms of the Intercompany Loan Agreement;

(f)           sixth, if a Servicer Event of Default has occurred, all remaining Available Revenue Receipts to be credited to the GIC Account (with a corresponding credit to the Revenue Ledger maintained in respect of that account) until such Servicer Event of Default is either remedied by the Servicer or waived by the Bond Trustee or a new servicer is appointed to service the Covered Bond Portfolio (or the relevant part thereof);

(g)           seventh, in or towards a credit to the Reserve Ledger on the GIC Account of an amount up to but not exceeding the amount by which the Reserve Fund Required Amount (if applicable) exceeds the existing balance on the Reserve Ledger as calculated on the immediately preceding Calculation Date;

(h)           eighth, payment of any Excluded Swap Termination Amounts due and payable by the Partnership under the Interest Rate Swap Agreement;

(i)           ninth, in or towards payment pro rata and pari passu in accordance with the respective amounts thereof of any indemnity amount due to the Asset Monitor pursuant to the Asset Monitor Agreement, and any indemnity amount due to any Partner pursuant to the terms of this Agreement;

(j)           tenth, in or towards payment of the fee due to the Corporate Services Provider by the Guarantor LP pursuant to the terms of the Corporate Services Agreement; and

(k)           eleventh, towards such distributions of profit to the Partners as may be payable in accordance with the terms of this Agreement.

Any amounts received by the Partnership under the Interest Rate Swap Agreement on or after the Guarantor LP Payment Date but prior to the next following Guarantor LP Payment Date will be applied, together with any provision for such payments made on any preceding Guarantor LP Payment Date, to make payments (other than in respect of principal) due and payable in respect of the Intercompany Loan Agreement and then the expenses of the Partnership unless an Asset Coverage Test Breach Notice is outstanding or otherwise to make provision for such payments on such date in the future of such proportion of the relevant payment falling due in the future as the Cash Manager may reasonably determine.

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Any amounts received under the Interest Rate Swap Agreement on the Guarantor LP Payment Date or on any date prior to the next succeeding Guarantor LP Payment Date which are not put towards a payment or provision in accordance with paragraph (d) above or the preceding paragraph will be credited to the Revenue Ledger and applied as Available Revenue Receipts on the next succeeding Guarantor LP Payment Date.

Amounts (if any) held by the Cash Manager for and on behalf of the Partnership or standing to the credit of the Transaction Account which are not required to be applied in accordance with paragraphs (a) to (k) of Schedule 4 Priority of Payments or paragraphs (a) to (e) of Schedule 5 will, if applicable, be deposited by the Cash Manager and, in each case be credited to the appropriate ledger in the GIC Account on the Guarantor LP Payment Date.

If any Swap Collateral Available Amounts are received by the Partnership on a Guarantor LP Payment Date, such amounts shall be applied by the Partnership (or by the Cash Manager on its behalf) on that Guarantor LP Payment Date in the same manner as it would have applied the receipts which such Swap Collateral Available Amounts replace.

Each Partner acknowledges that the distribution paid pursuant to Section (k) above to such Partner represents a reasonable commercial return to the Partner from its involvement in the Partnership and also agrees that such profits will not be paid to the Partners at a time when they know or ought to know that there was no reasonable prospect of avoiding an insolvent liquidation of the Partnership as a result of such profit distribution.

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Schedule 5

Pre-Acceleration Principal Priority of Payments

(a)	first, to pay amounts in respect of principal outstanding on the Demand Loan pursuant to the terms of the Intercompany Loan Agreement;

(b)
second, to acquire New Loans and their Related Security offered to the Partnership, if necessary or prudent to ensure that, taking into account the other resources available to the Guarantor LP, the Asset Coverage Test is met and thereafter to acquire (in the discretion of the Managing GP or the Cash Manager on its behalf) Substitute Assets up to the prescribed limit and/or Authorized Investments;

(c)
third, to deposit the remaining Available Principal Receipts in the GIC Account (with a corresponding credit to the Principal Ledger) in an amount sufficient to ensure that, taking into account the other resources available to the Partnership, the Asset Coverage Test is met;

(d)
fourth, in or towards repayment on the Guarantor LP Payment Date (or to provide for repayment on such date in the future of such proportion of the relevant payment falling due in the future as the Cash Manager may reasonably determine) of amounts (in respect of principal) due or to become due and payable to the Issuer in respect of the Guarantee Loan; and

(e)	fifth, subject to complying with the Asset Coverage Test, to make Capital Distributions in accordance with the terms of this Agreement.

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Schedule 6

Guarantee Priority of Payments

PART I

(a)	first, to pay any amounts in respect of principal and interest due to the Bank in respect of the Demand Loan pursuant to the terms of the Intercompany Loan Agreement;

(b)
second, in or towards payment of all amounts due and payable or to become due and payable to the Bond Trustee in the immediately succeeding Guarantee Payment Period under the provisions of the Trust Deed together with interest and applicable GST (or other similar taxes) thereon as provided therein;

(c)	third, in or towards satisfaction pro rata and pari passu according to the respective amounts thereof of:

(i)	any remuneration then due and payable to the Agents under the provisions of the Agency Agreement together with applicable GST (or other similar taxes) thereon as provided therein; and

(ii)
any amounts then due and payable by the Partnership to third parties and incurred without breach by the Partnership of the Transaction Documents to which it is a party (and for which payment has not been provided for elsewhere) and to provide for any such amounts expected to become due and payable by the Partnership in the immediately succeeding Guarantor LP Payment Period and to pay or discharge any liability of the Partnership for taxes;

(d)	fourth, in or towards satisfaction pro rata and pari passu according to the respective amounts thereof of:

(i)
any remuneration then due and payable to the Servicer and any costs, charges, liabilities and expenses then due or to become due and payable to the Servicer in the immediately succeeding Guarantor LP Payment Period under the provisions of the Servicing Agreement together with applicable GST (or other similar taxes) thereon to the extent provided therein;

(ii)
any remuneration then due and payable to the Cash Manager and any costs, charges, liabilities and expenses then due or to become due and payable to the Cash Manager in the immediately succeeding Guarantor LP Payment Period under the provisions of the Cash Management Agreement, together with applicable GST (or other similar taxes) thereon to the extent provided therein;

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(iii)
amounts (if any) due and payable to the Account Bank (or, as applicable, the Standby Account Bank) (including costs) pursuant to the terms of the Bank Account Agreement (or, as applicable, the Standby Bank Account Agreement), together with applicable GST (or other similar taxes) thereon to the extent provided therein; and

(iv)
amounts due and payable to the Asset Monitor (other than the amounts referred to in paragraph (j) below) pursuant to the terms of the Asset Monitor Agreement, together with applicable GST (or other similar taxes) thereon as provided therein;

(e)
fifth, in or towards satisfaction pro rata and pari passu according to the respective amounts thereof of any amounts due and payable to the Interest Rate Swap Provider (including any termination payment due and payable by the Guarantor LP under the Interest Rate Swap Agreement but excluding any Excluded Swap Termination Amount) pursuant to the terms of the Interest Rate Swap Agreement;

(f)	sixth, to pay pro rata and pari passu according to the respective amounts thereof:

(i)
the amounts due and payable to the Covered Bond Swap Provider (other than in respect of principal) pro rata and pari passu in respect of each relevant Series of Covered Bonds (including any termination payment (other than in respect of principal) due and payable by the Partnership under the Covered Bond Swap Agreement but excluding any Excluded Swap Termination Amount) in accordance with the terms of the Covered Bond Swap Agreement; and

(ii)
to the Bond Trustee or (if to directed by the Bond Trustee) the Issuing and Paying Agent on behalf of the holders of the Covered Bonds pro rata and pari passu Scheduled Interest that is Due for Payment (or will become Due for Payment in the immediately succeeding Guarantor LP Payment Period) under the Covered Bond Guarantee in respect of each Series of Covered Bonds, provided that if the amount available for distribution under this paragraph (f) (excluding any amounts received from the Covered Bond Swap Provider) would be insufficient to pay the Canadian Dollar Equivalent of the Scheduled Interest that is Due for Payment in respect of each Series of Covered Bonds under (f)(ii) above, the shortfall will be divided amongst all such Series of Covered Bonds on a pro rata basis and the amount payable by the Partnership in respect of each relevant Series of Covered Bonds to the Covered Bond Swap Provider under (f)(i) above will be reduced by the amount of the shortfall applicable to the Covered Bonds in respect of which such payment is to be made;

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(g)	seventh, to pay or provide for pro rata and pari passu according to the respective amounts thereof, of:

(i)
the amounts (in respect of principal) due and payable pro rata and pari passu in respect of each relevant Series of Covered Bonds (including any termination payment (relating solely to principal) due and payable by the Partnership under the Covered Bond Swap Agreement but excluding any Excluded Swap Termination Amount) to the Covered Bond Swap Provider in accordance with the terms of the relevant Covered Bond Swap Agreement; and

(ii)
to the Bond Trustee or (if so directed by the Bond Trustee) the Issuing and Paying Agent on behalf of the holders of the Covered Bonds pro rata, and pari passu Scheduled Principal that is Due for Payment (or will become Due for Payment in the immediately succeeding Guarantor LP Payment Period) under the Covered Bond Guarantee in respect of each Series of Covered Bonds, provided that if the amount available for distribution under this paragraph (g) (excluding any amounts received from the Covered Bond Swap Provider) in respect of the amounts referred to in (g)(i) above would be insufficient to pay the Canadian Dollar Equivalent of the Scheduled Principal that is Due for Payment in respect of the relevant Series of Covered Bonds under this (g)(ii), the shortfall will be divided amongst all such Series of Covered Bonds on a pro rata basis and the amount payable by the Partnership in respect of each relevant Series of Covered Bonds under (g)(i) to the Covered Bond Swap Provider above will be reduced by the amount of the shortfall applicable to the Covered Bonds in respect of which such payment is to be made;

(h)
eighth, to deposit the remaining moneys into the GIC Account for application on the next following Guarantor LP Payment Date in accordance with the Priorities of Payment described in paragraphs (a) to (g) (inclusive) above, until the Covered Bonds have been fully repaid or provided for (such that the Required Redemption Amount has been accumulated in respect of each outstanding Series of Covered Bonds);

(i)
ninth, in or towards satisfaction pro rata and pari passu according to the respective amounts thereof of any Excluded Swap Termination Amount due and payable by the Partnership to the relevant Swap Provider under the relevant Swap Agreement;

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(j)
tenth, after the Covered Bonds have been fully repaid or provided for (such that the Required Redemption Amount has been accumulated in respect of each outstanding Series of Covered Bonds), any remaining moneys will be applied in and towards repayment in full of amounts outstanding under the Intercompany Loan Agreement;

(k)
eleventh, in or towards satisfaction pro rata and pari passu according to the respective amounts thereof of any indemnity amount due to the Partners pursuant to the Guarantor LP Agreement and certain costs, expenses and indemnity amounts due by the Partnership to the Asset Monitor pursuant to the Asset Monitor Agreement; and

(l)	twelfth, thereafter any remaining moneys will be applied in accordance with this Agreement.

PART II

Any amounts received by the Partnership under the Interest Rate Swap Agreement after the Guarantor LP Payment Date but prior to the next following Guarantor LP Payment Date will be applied, together with any provision for such payment made on any preceding Guarantor LP Payment Date, to make payments (other than in respect of principal) due and payable pro rata and pari passu in respect of the Covered Bond Swap Agreement or, as the case may be, in respect of interest due under the Covered Bond Guarantee pro rata and pari passu in respect of each relevant Series of Covered Bonds.

Any amounts received by the Partnership under the Covered Bond Swap Agreement (whether or not in respect of principal) after the Guarantor LP Payment Date but prior to the next following Guarantor LP Payment Date will be applied, together with any provision for such payment made on any preceding Guarantor LP Payment Date, to make payments of interest or principal, as the case may be, in respect of the Covered Bond Guarantee pro rata and pari passu in respect of each relevant Series of Covered Bonds.

Any amounts received under the Interest Rate Swap Agreement or any Covered Bond Swap Agreement on the Guarantor LP Payment Date or any date prior to the next succeeding Guarantor LP Payment Date which are not put towards a payment or provision in accordance with paragraphs (f) or (g) of Part I of this Schedule 6 or the preceding paragraphs of Part II of this Schedule 6 will be credited to the Revenue Ledger or the Principal Ledger on the GIC Account (as appropriate) and applied as Available Revenue Receipts or Available Principal Receipts, as the case may be, on the next succeeding Guarantor LP Payment Date.

If the Partnership requires any available funds to be exchanged into a currency other than Canadian Dollars, and such exchange would not be subject to or covered by the terms of the Covered Bond Swap Agreement, then the Partnership (or the Cash Manager on its behalf) shall perform all necessary currency conversions at the then prevailing spot rate of exchange.

If any Swap Collateral Available Amounts are received by the Partnership on a Guarantor LP Payment Date, such amounts shall be applied by the Partnership (or by the Cash Manager on its behalf) on that Guarantor LP Payment Date in the same manner as it would have applied the receipts which such Swap Collateral Available Amounts replace.

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Schedule 7

Priority of Payments when Covered Bonds Repaid

(a)           first, to apply any such monies which constitute Available Revenue Receipts in or towards payment of the fee due to the Corporate Services Provider by the Guarantor LP pursuant to the terms of the Corporate Services Agreement;

(b)           second, to apply any such monies which constitute Available Revenue Receipts towards payment pro rata and pari passu of distributions to the Partners in accordance with the terms of this Agreement; and

(c)           third, to make Capital Distributions of all remaining monies to the Partners pro rata and pari passu to their respective Capital Contribution Balances as calculated on the immediately preceding Calculation Date in accordance with the terms of this Agreement.

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Schedule 8

Method for Sale of Selected Loans

(1)	Before offering Selected Loans and their Related Security for sale in accordance with this Schedule 8, the Partnership shall ensure that:

(a)	the Loans and their Related Security being sold are Randomly Seclected Loans;

(b)	the Selected Loans have an aggregate True Balance in an amount (the “Required True Balance Amount”) which is as close as possible to the amount calculated as follows:

(i)
following the service of an Asset Coverage Test Breach Notice (but prior to service of a Notice to Pay), such amount that would ensure that, if the Selected Loans were sold at their True Balance plus the Arrears of Interest and Accrued Interest thereon, the Asset Coverage Test would be satisfied on the next Calculation Date taking into account the payment obligations of the Partnership on the Payment Date following that Calculation Date (assuming for this purpose that the Asset Coverage Test Breach Notice is not revoked on the next Calculation Date); or

(ii)	following service of a Notice to Pay:

N x	True Balance of all the Loans in the Covered Bond Portfolio
the Canadian Dollar Equivalent of the Required Redemption Amount in respect of each Series of Covered Bonds then outstanding where “N” is an amount equal to the Canadian Dollar Equivalent of the Required Redemption Amount (as defined below) of the Earliest Maturing Covered Bonds less amounts standing to the credit of the Guarantor LP Accounts and the principal amount of any Substitute Assets and/or Authorized Investments (excluding all amounts to be applied on the next following Guarantor LP Payment Date to repay higher ranking amounts in the Guarantee Priority of Payments and those amounts that are required to repay any Series of Covered Bonds which mature prior to or on the same date as the relevant Series of Covered Bonds).

(2)	The Partnership will offer the Selected Loans and their Related Security for sale to Purchasers for the best price reasonably available, in any event:

(a)
following the service of an Asset Coverage Test Breach Notice (but prior to the service of a Notice to Pay), for an amount not less than the True Balance of the Selected Loans plus the Arrears of Interest and Accrued Interest thereon; and

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(b)	following service of a Notice to Pay, for an amount not less than the Adjusted Required Redemption Amount.

(3)	For purposes of the foregoing:

“Adjusted Required Redemption Amount” means, the Canadian Dollar Equivalent of the Required Redemption Amount, plus or minus the Canadian Dollar Equivalent of any swap termination amounts payable under the Covered Bond Swap Agreement to or by the Partnership in respect of the relevant Series of Covered Bonds less (where applicable) amounts held by the Cash Manager for and on behalf of the Guarantor LP and amounts standing to the credit of the Guarantor LP Accounts and the Canadian Dollar Equivalent of the principal balance of any Substitute Assets and/or any Authorized Investments (excluding all amounts to be applied on the next following Guarantor LP Payment Date to repay higher ranking amounts in the Guarantee Priority of Payments and those amounts that are required to repay any Series of Covered Bonds which mature prior to or on the same date as the relevant Series of Covered Bonds) plus or minus any swap termination amounts payable to or by the Partnership under the Interest Rate Swap Agreement; and

“Required Redemption Amount” means, in respect of a Series of Covered Bonds, the amount calculated as follows:

the Principal Amount Outstanding of the relevant Series of Covered Bonds	x	1+ Negative Carry Factor X (days to maturity of the relevant Series of Covered Bonds/365)

(4)
Following service of a Notice to Pay, if the Selected Loans have not been sold (in whole or in part) in an amount equal to the Adjusted Required Redemption Amount by the date which is six months prior to, as applicable:

(a)	the Final Maturity Date (where the Covered Bonds are not subject to an Extended Due for Payment Date in respect of the Covered Bond Guarantee); or

(b)
the Extended Due for Payment Date in respect of the Earliest Maturing Covered Bonds (after taking into account all payments, provisions and credits to be made in priority thereto) (where the Covered Bonds are subject to an Extended Due for Payment Date in respect of the Covered Bond Guarantee),

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then the Partnership will offer the Selected Loans for sale for the best price reasonably available notwithstanding that such amount may be less than the Adjusted Required Redemption Amount.

(5)
In respect of any sale or refinancing of Selected Loans and their Related Security at any time an Asset Coverage Test Breach Notice is outstanding or a Notice to Pay has been served, the Partnership will instruct the portfolio manager to use all reasonable endeavours to procure that Selected Loans are sold as quickly as reasonably practicable (in accordance with the recommendations of the portfolio manager), taking into account the market conditions at that time and the scheduled repayment dates of the Covered Bonds and the terms of this Agreement.

(6)
Following the service of a Notice to Pay, if Purchasers accept the offer or offers from the Partnership so that some or all of the Selected Loans and their Related Security shall be sold prior to the next following Final Maturity Date or, if the Covered Bonds are subject to an Extended Due for Payment Date in respect of the Covered Bond Guarantee, the next following Extended Due for Payment Date in respect of the Earliest Maturing Covered Bonds, then the Partnership will, subject to paragraph (7) of this Schedule 8, enter into a sale and purchase agreement with the relevant Purchasers, which will require, inter alia, a cash payment from the relevant Purchasers.

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